UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

April 10, 2012

To the Stockholders of Chart Industries, Inc.:

This year’s Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 24, 2012 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370. We will be reporting on Chart’s activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy card as soon as possible or the submission of a proxy by telephone or the internet by following the instructions on the proxy card would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your previously submitted proxy should you wish to vote in person.

On behalf of the Board of Directors and management of Chart Industries, Inc., I would like to thank you for your continued support and confidence.

Sincerely yours,

Samuel F. Thomas

Chairman, Chief Executive Officer and President

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2012

To the Stockholders of Chart Industries, Inc.:

The Annual Meeting of Stockholders of Chart Industries, Inc. will be held at 9:00 a.m., Eastern Time, on Thursday, May 24, 2012 at the company’s headquarters located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370, for the following purposes:

1.	To elect seven directors for a term of one year;

2.	To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, to examine the financial statements of the company for the year ending December 31, 2012;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	To approve and adopt the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan; and

5.	To transact any other business as may properly come before the Annual Meeting.

Only holders of the company’s common stock of record as of the close of business on Tuesday, March 27, 2012 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided or submit a proxy by telephone or the internet by following the instructions on the proxy card. Stockholders who attend the Annual Meeting may revoke their previously submitted proxy and vote in person.

By Order of the Board of Directors,

Samuel F. Thomas

Chairman, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

CHART INDUSTRIES, INC.

One Infinity Corporate Centre Drive, Suite 300

Garfield Heights, Ohio 44125-5370

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Mailed on or about April 10, 2012

Why am I receiving these materials?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Chart Industries, Inc. (the “Company”, “Chart” or “we”) for use at the Annual Meeting of Stockholders of the Company on May 24, 2012 at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

Why do the proxy materials contain information regarding the internet availability of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company will provide access to our proxy materials over the internet. Proxy materials for the Company’s Annual Meeting, including the 2011 Annual Report and this proxy statement, are available over the internet by accessing http://www.chartindustries.com/proxy2012. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future you may receive only a Notice of Internet Availability of Proxy Materials and you will have to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request an additional printed copy are available at http://www.chartindustries.com/proxy2012. You also can obtain a printed copy of this proxy statement, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125, or by submitting a request via email to matt.klaben@chart-ind.com or by telephone at (216) 626-1216.

Who is paying for this proxy solicitation?

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy, will be borne by us. We may pay persons holding our common stock (“Common Stock”) for expenses incurred in sending proxy materials to their principals. In addition to solicitation of proxies by mail, our directors, officers and employees, without additional compensation, may solicit proxies by telephone, electronically via e-mail and personal interview.

What voting rights do I have as a Stockholder?

On each matter to be voted on, you have one vote for each outstanding share of our Common Stock you own as of March 27, 2012, the record date for the Annual Meeting. Only stockholders of record at the close of business on March 27, 2012 are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 29,899,189 shares of Common Stock outstanding and entitled to vote. Stockholders do not have the right to vote cumulatively in the election of directors.

How do I vote?

If you are a stockholder of record, you can vote: (i) in person at the Annual Meeting; or (ii) by signing and mailing in your proxy card in the enclosed envelope; or (iii) by submitting a proxy by telephone by calling 1-800-690-6903 or via the Internet at www.proxyvote.com. Stockholders who wish to attend the Annual Meeting in person may receive directions to the Annual Meeting location by contacting our Secretary at 216-626-1216. Proxies submitted via the telephone or internet must be received by 11:59 p.m. Eastern Time on

May 23, 2012. More detailed instructions are included on the proxy card. In order to submit a proxy via the telephone or internet, you must have the enclosed proxy card available and follow the instructions on the proxy card.

If you are a stockholder of record, the proxy holders will vote your shares based on your directions. If you sign and return your proxy card, but do not properly direct how your shares of Common Stock should be voted, the proxy holders will vote “FOR” the director nominees, “FOR” the ratification of Ernst & Young LLP, “FOR” the approval, on an advisory basis, of the Company’s executive compensation and “FOR” the approval and adoption of the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan. The proxy holders will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares of Common Stock through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

Can I revoke or change my vote after I submit a proxy?

Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary (we must receive your new proxy card before the Annual Meeting begins), or you may attend the Annual Meeting and vote in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy, rather you must notify a Chart representative at the Annual Meeting of your desire to revoke your proxy and vote in person.

What vote is required to approve each of the proposals?

•

Election of Directors (Proposal 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold” or “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

•

Auditor Ratification (Proposal 2). Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the ratification.

•

Approval, on an advisory basis, of the Company’s executive compensation (Proposal 3). The executive compensation advisory vote will be decided by the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the proposal. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of our executive compensation program.

•

Amendment and Restatement of the Chart Industries, Inc. 2009 Omnibus Equity Plan (Proposal 4). Approval and adoption of the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan requires the affirmative vote of a majority of the shares entitled to vote and present in person or by proxy. A proxy card marked “Abstain” with respect to this proposal will not be voted, although it will be counted for purposes of determining the total number of shares entitled to vote at the meeting. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote for this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What constitutes a quorum?

A quorum of stockholders will be present at the Annual Meeting if at least a majority of the aggregate voting power of Common Stock outstanding on the record date is represented, in person or by proxy, at the Annual Meeting. With 29,899,189 shares outstanding as of the close of business on the record date, stockholders representing at least 14,949,595 shares will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can Stockholders make proposals for the 2012 Annual Meeting?

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy statement for the Annual Meeting, the Company must have received proposals no later than December 15, 2011.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting. The Company’s By-Laws require all stockholders who intend to make proposals at an annual meeting to submit their proposals to the Company within specific dates in order to be eligible for consideration at an annual meeting. See “Corporate Governance and Related Matters—Stockholder Communications with the Board” and “Stockholder Proposals for 2013 Annual Meeting” for a detailed discussion of this By-Laws provision. To be eligible for consideration at the Annual Meeting for 2012, proposals that were not submitted for inclusion in the proxy statement by December 15, 2011 must have been received by the Company no earlier than January 27, 2012 and no later than February 26, 2012. The Company has not received any stockholder proposals for the 2012 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes show information regarding the beneficial ownership of our Common Stock as of March 27, 2012 by:

•	each person who is known by us to own beneficially more than 5% of our Common Stock;

•	each director and each of our named executive officers; and

•	all members of our Board of Directors and our executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Holder	Number	Percent of Common Stock
Wells Fargo & Company(2)	1,900,438	6.4%
BlackRock, Inc.(3)	1,548,242	5.2%
Samuel F. Thomas(4)	489,959	1.6%
Michael F. Biehl(5)	49,127	*
Matthew J. Klaben(6)	37,310	*
Kenneth J. Webster(7)	12,294	*
W. Douglas Brown(8)	7,851	*
Richard E. Goodrich(9)	4,846	*
Steven W. Krablin(10)	11,051	*
Michael W. Press(11)	11,363	*
James M. Tidwell(12)	6,239	*
Thomas L. Williams(13)	4,092	*
All directors and officers as a group (10 persons)(14)	634,132	2.1%

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise or conversion of outstanding options and stock rights covering Common Stock, if any, exercisable by such owner within 60 days after March 27, 2012, but no exercise of outstanding options or stock rights covering Common Stock held by any other person.
(2)	According to a Schedule 13G filed with the SEC on January 26, 2012, Wells Fargo & Company, for itself and Wells Fargo Delaware Trust Company, N.A., Wells Fargo Funds Management, LLC, Wells Fargo Bank, N.A., Wells Fargo Advisors Financial Network, LLC, Wells Fargo Advisors, LLC, Golden Capital Management, LLC, and Wells Capital Management Incorporated (collectively, “Wells Fargo”), reported beneficial ownership of an aggregate of 1,900,438 shares, including sole voting power over 1,787,625 shares, shared voting power over 250 shares, sole dispositive power over 1,825,547 shares, and shared dispositive power over 6,155 shares. In its Schedule 13G, Wells Fargo further specified that Wells Capital Management Incorporated has sole voting power over 585,199 shares and sole dispositive power over 1,687,400 shares. Wells Fargo is located at 420 Montgomery Street, San Francisco, CA 94104.
(3)

According to a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc., reporting beneficial ownership for itself and BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, and BlackRock International Ltd (collectively “BlackRock”), BlackRock reported having sole voting and dispositive power over 1,548,242 shares. BlackRock is located at 40 East 52nd Street, New York, New York 10022.

(4)	Mr. Thomas is a director and executive officer of the Company. Shares beneficially owned by Mr. Thomas include 200,866 shares which he has the right to acquire within 60 days of March 27, 2012 through the exercise of stock options, 130,000 shares which are owned by his spouse, 31,245 shares held by a trust for the benefit of Mr. Thomas’ daughter, 20,000 shares held by a trust for the benefit of Mr. Thomas’ son and 40,000 shares held by a trust for the benefit of Mr. Thomas’ family.

(5)	Mr. Biehl is an executive officer of the Company. Shares beneficially owned by Mr. Biehl include 8,622 shares which he has the right to acquire within 60 days of March 27, 2012 through the exercise of stock options and 26,000 shares held by Mr. Biehl’s spouse in a family trust.
(6)	Mr. Klaben is an executive officer of the Company. Shares beneficially owned by Mr. Klaben include 13,582 shares which he has the right to acquire within 60 days of March 27, 2012 through the exercise of stock options.
(7)	Mr. Webster is an executive officer of the Company. Shares beneficially owned by Mr. Webster include 5,992 shares which he has the right to acquire within 60 days of March 27, 2012 through the exercise of stock options.
(8)	Mr. Brown is a director of the Company. Shares beneficially owned by Mr. Brown include 717 vested stock units which previously have been deferred.
(9)	Mr. Goodrich is a director of the Company.
(10)	Mr. Krablin is a director of the Company. Shares beneficially owned by Mr. Krablin include 7,397 vested stock units which previously have been deferred.
(11)	Mr. Press is a director of the Company.
(12)	Mr. Tidwell is a director of the Company.
(13)	Mr. Williams is a director of the Company.
(14)	The number of shares shown as beneficially owned by the Company’s directors and executive officers as a group includes 237,176 shares which the Company’s directors and executive officers as a group have the right to acquire within 60 days of March 27, 2012.
*	Less than 1%.

ELECTION OF DIRECTORS

The authorized number of directors is presently fixed at seven. The Board of Directors currently consists of seven directors with each term expiring at the Annual Meeting. Upon the recommendation of the Nominations and Corporate Governance Committee, each of the seven current directors has been nominated to stand for re-election.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The table below sets forth the names, ages as of March 27, 2012, and existing positions with the Company of each nominee:

Name	Age	Position
Samuel F. Thomas	60	Chairman of the Board of Directors, Chief Executive Officer, and President
W. Douglas Brown	66	Director
Richard E. Goodrich	68	Director
Steven W. Krablin	61	Director
Michael W. Press	65	Director
James M. Tidwell	65	Director
Thomas L. Williams	53	Director

The following sets forth biographical information for our nominees.

Samuel F. Thomas has served as Chairman of our Board of Directors since March 2007 and has served as our Chief Executive Officer and President and as a member of our Board of Directors since October 2003. Prior to joining the Company, Mr. Thomas was Executive Vice President of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. In addition to his most recent position at ESAB, Mr. Thomas was responsible for ESAB N. America during his employment at ESAB Holdings Ltd. Prior to joining ESAB in February 1999, Mr. Thomas was Vice President of Friction Products for Federal Mogul, Inc. Prior to its acquisition by Federal Mogul in 1998, Mr. Thomas was employed by T&N plc from 1976 to 1998, where he served from 1991 as chief executive of several global operating divisions, including industrial sealing, camshafts and friction products.

In light of our business and structure, the Board nominated Mr. Thomas to serve on our Board of Directors for the following reasons. We have significant operations in the industrial gas, energy, and biomedical industries. Mr. Thomas has extensive executive-level experience in our industries as well as in manufacturing, sales and marketing and operations. In his capacity as our President and CEO, he has gained invaluable experience and familiarity with our day-to-day operations. We also have a substantial and expanding international presence and Mr. Thomas has significant international experience gained while with ESAB Holdings Ltd. and T&N plc. This breadth of business experience demonstrates his leadership skills and success in areas of importance to us and the Board believes that Mr. Thomas’ service will enhance the knowledge of the Board.

W. Douglas Brown has been a member of our Board of Directors since May 2008. Mr. Brown served as Vice President, General Counsel and Secretary at Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, performance materials and equipment and services, from 1999 until his retirement in 2007. Prior to that, Mr. Brown held General Counsel and various administrative positions with Air Products and its affiliates, including engineering, construction and energy-related businesses, from 1975.

In light of our business and structure, the Board nominated Mr. Brown to serve on our Board of Directors for the following reasons. Mr. Brown has a great deal of experience in the industrial gas industry, an industry of prime focus for our Company, through his decades of experience in the industry and service of Air Products. Further, as former General Counsel of Air Products, Mr. Brown brings substantial legal, corporate governance and international experience to the Board. Mr. Brown also has relevant engineering, biomedical, construction and energy industry experience. The Board believes that Mr. Brown’s service will enhance the knowledge of the Board and provide useful insights to management.

Richard E. Goodrich has been a member of our Board of Directors since August 2006. Mr. Goodrich is a retired Executive Vice President and Chief Financial Officer of Chicago Bridge & Iron Company N.V. (“CB&I”), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, Mr. Goodrich served as Executive Vice President and Chief Financial Officer of CB&I from 2001 to 2005, and until June 2006, as acting Chief Financial Officer. Mr. Goodrich has also served as a director of Thermon Group Holdings, Inc. since April 2010.

In light of our business and structure, the Board nominated Mr. Goodrich to serve on our Board of Directors for the following reasons. Mr. Goodrich brings significant financial and strategic expertise to the Board, having previously served as the Chief Financial Officer of CB&I, a publicly traded company. Our Board has determined that Mr. Goodrich qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Further, his background at CB&I included decades of engineering, procurement and construction, energy industry, corporate development and international experience, which are important to us. The Board believes that Mr. Goodrich’s service will enhance the knowledge of the Board and provide useful insights to management.

Steven W. Krablin has been a member of our Board of Directors since July 2006. Mr. Krablin served as President, Chief Executive Officer and Chairman of the Board of T-3 Energy Services, Inc. (“T-3”), an oilfield services company that manufactures products used in the drilling, production and transportation of oil and gas, from March 2009 until the sale of T-3 in January 2011. Prior to his employment with T-3, Mr. Krablin was a private investor since April 2005. From April 2008 until August 2008, he also served as Executive Vice President and Chief Financial Officer of IDM Group Limited, a provider of drilling equipment and other goods and services to the oil and gas industry. From January 1996 until his retirement in April 2005, Mr. Krablin served as Senior Vice President and Chief Financial Officer of National Oilwell Varco Inc. or its predecessors, a manufacturer and distributor of oil and gas drilling equipment and related services and products. Prior to 1996, Mr. Krablin served as Senior Vice President and Chief Financial Officer of Enterra Corporation until its merger with Weatherford International, Inc. Mr. Krablin also serves as a director of Hornbeck Offshore Services, Inc. and Penn Virginia Corporation.

In light of our business and structure, the Board nominated Mr. Krablin to serve on our Board of Directors for the following reasons. Mr. Krablin offers significant strategic and financial experience, having served as the Chief Executive Officer, Chief Financial Officer, and a director of public companies. Our Board has determined that Mr. Krablin qualifies as a “financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. He has extensive experience in the energy and manufacturing industries in which we are heavily involved. Mr. Krablin also has international, corporate development, operations and sales and marketing experience, all of which are important to us. The Board believes that Mr. Krablin’s experience will enhance the knowledge of the Board and provide useful insights to management.

Michael W. Press has been a member of our Board of Directors since August 2006 and has been designated as our Lead Independent Director. Mr. Press has been self-employed since 2001. Prior to that, he spent 27 years in the energy industry in senior management and executive positions. From 1997 to 2001, Mr. Press was Chief Executive Officer of KBC Advanced Technologies plc, a publicly traded international petroleum and petrochemicals consulting and software firm. Mr. Press has served as a director of Thermon Group Holdings, Inc. since May 2011. Mr. Press also served as senior independent director of Petrofac Ltd. from 2002 to 2010 and as a director of T-3 Energy Services, Inc. from 2004 to 2009 and RigNet, Inc. from 2007 to 2008. Mr. Press has also served as chairman and director of a number of private companies.

In light of our business and structure, the Board nominated Mr. Press to serve on our Board of Directors for the following reasons. Mr. Press has substantial experience as a director and executive officer of publicly held companies and over 29 years of international energy industry experience, including senior executive positions at The Standard Oil Company, British Petroleum plc, BP America and Amerada Hess Corporation. He was also, as noted above, the Chief Executive Officer of KBC from 1997-2001. Mr. Press also has manufacturing, operations, finance, corporate governance and corporate development experience. The Board believes that Mr. Press’ extensive executive and director-level experience will enhance the knowledge of the Board and provide useful insights to management.

James M. Tidwell has been a member of our Board of Directors since July 2007. Mr. Tidwell is President and Chief Executive Officer of WEDGE Group Incorporated, a privately owned investment company with holdings in manufacturing, hotels, commercial real estate and oilfield services. Mr. Tidwell served as Executive Vice President and Chief Operating Officer of WEDGE Group from February 2007 until February 2008 and as Vice President and Chief Financial Officer from January 2000 through January 2007. From August 1996 through June 1999, Mr. Tidwell served as Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., and he served as President of Daniel Measurement & Control from July 1999 to January 2000. Before then, Mr. Tidwell served as Vice President and Chief Financial Officer of Hydril Co. Mr. Tidwell is a director of the National Multiple Sclerosis Society. Mr. Tidwell held previous directorships with T-3 Energy Services, Inc. from 2001 to 2011, Pioneer Drilling Company from 2001 to 2007 and Stewart & Stevenson Services, Inc. from 2004 to 2006.

In light of our business and structure, the Board nominated Mr. Tidwell to serve on our Board of Directors for the following reasons. Mr. Tidwell has broad energy industry experience and has served as a director at several publicly traded companies. Mr. Tidwell also has extensive finance, corporate governance and accounting experience and has served as the Chief Financial Officer of Hydril Co. and Daniel Industries, Inc. Our Board has determined that Mr. Tidwell qualifies as a “financial expert”, as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Tidwell also has significant strategic and investment experience through his service as President and Chief Executive Officer of Wedge Group Incorporated, an investment company with holdings across several industries in which we operate. The Board believes that Mr. Tidwell’s extensive depth and breadth of experience will enhance the knowledge of the Board and provide useful insights to management.

Thomas L. Williams has been a member of our board of Directors since May 2008. Since 2008, Mr. Williams has served as Executive Vice President and Operating Officer of Parker Hannifin Corporation (“Parker Hannifin”), a manufacturer of motion and control technologies. Mr. Williams joined Parker Hannifin in 2003 as Vice President Operations—Hydraulics Group and became President—Instrumentation Group in 2005 and Senior Vice President—Operating Officer in 2006. Prior to joining Parker Hannifin, Mr. Williams was employed by General Electric Company from 1981 to 2003, where he held various executive operating positions for four different business groups: GE Capital, Aircraft Engines, Lighting and Locomotives.

In light of our business and structure, the Board nominated Mr. Williams to serve on our Board of Directors for the following reasons. Mr. Williams has over 31 years of international operations and manufacturing experience, including through substantial service in executive-level positions, at General Electric and Parker Hannifin. As a multinational manufacturer, we benefit substantially from Mr. Williams’ background in this area. Mr. Williams also has sales, marketing and corporate development experience, all of which are important to us. The Board believes that Mr. Williams’ broad depth and breadth of experience will enhance the knowledge of the Board and provide useful insights to management.

The Board of Directors unanimously recommends that you vote FOR the election of the seven candidates for director.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

The Company’s Corporate Governance Guidelines and the NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a director or Board Committee member. A director is not independent if he or she fails to satisfy the standards for independence under the NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules and regulations.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each director or an immediate family member of the director and the Company. The Board of Directors also considers transactions, relationships and arrangements between each director or an immediate family member of the director and the Company’s senior management. In February 2012, the Board of Directors performed its annual director independence review for 2012.

In determining the independence of Mr. Williams, the Board considered that Mr. Williams is currently Executive Vice President and Operating Officer of Parker Hannifin. From time to time in the ordinary course of business, we make purchases from or sales to Parker Hannifin. These amounts have historically been de minimis in nature and the Board does not believe that this relationship impairs the independence of Mr. Williams or that Mr. Williams has any material interest in any transaction between the Company and Parker Hannifin.

As a result of this review, the Board of Directors determined that six of our seven current directors are independent, and all members of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee are independent. The Board of Directors determined that Messrs. Brown, Goodrich, Krablin, Press, Tidwell and Williams satisfy the NASDAQ independence requirements.

Mr. Thomas is not considered to be independent because of his position as President and Chief Executive Officer of the Company.

Information Regarding Meetings and Committees of the Board of Directors

The Board of Directors held nine meetings during the fiscal year ended December 31, 2011, including five regular meetings and five executive sessions which only the independent directors attended. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he served as a director and (2) the total number of meetings held by committees of the Board on which he served. Board members are expected to attend Chart’s Annual Meeting of Stockholders and all attended our May 2011 Annual Meeting of Stockholders. The non-management directors meet in executive sessions in connection with each of the regularly scheduled Board meetings, which are presided over by the Lead Independent Director who is identified in the table below. The Board has three standing committees: Audit Committee; Compensation Committee; and Nominations and Corporate Governance Committee. Current committee membership is described in the following table:

	Audit Committee	Compensation Committee	Nominations and Corporate Governance Committee
W. Douglas Brown		Chairman	Member
Richard E. Goodrich	Member, Financial Expert	Member
Steven W. Krablin	Chairman, Financial Expert	Member
Michael W. Press (Lead Independent Director)	Member		Chairman
James M. Tidwell	Member, Financial Expert		Member
Thomas L. Williams		Member	Member

The Board of Directors may change committee membership from time to time on the recommendation of the Nominations and Corporate Governance Committee. In 2011, Mr. Press joined the Audit Committee and left the Compensation Committee and Mr. Brown joined the Compensation Committee and left the Audit Committee. Mr. Brown also became Chairman of the Compensation Committee in 2011.

Nominations and Corporate Governance Committee

The Company’s Nominations and Corporate Governance Committee currently consists of four members: W. Douglas Brown, Michael W. Press, James M. Tidwell and Thomas L. Williams. Mr. Press serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met four times during fiscal year 2011. The Nominations and Corporate Governance Committee is governed by the Nominations and Corporate Governance Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of the Nominations and Corporate Governance Committee Charter, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Nominations and Corporate Governance Committee is responsible for (1) developing, recommending and reviewing the adequacy of the corporate governance principles applicable to us, (2) developing and recommending to the Board of Directors compensation for Board members, (3) consulting with our Audit Committee and the Board of Directors regarding the adoption of codes of conduct applicable to all employees and directors when required by the rules of NASDAQ and adopting procedures for monitoring and enforcing compliance with such codes of conduct, (4) reviewing our compliance with state and federal corporate governance laws and regulations and with the NASDAQ corporate governance listing requirements, (5) making recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (6) establishing criteria for the selection of new directors to serve on the Board of Directors and reviewing the appropriate skills and characteristics required of directors, (7) identifying, screening and recommending nominees to be proposed by us for election as directors at the Annual Meeting of Stockholders, or to fill vacancies, (8) considering and reviewing the qualifications of any nominations of director candidates validly made by stockholders, (9) reviewing the committee structure of the Board of Directors and recommending directors to serve as members of each committee, and (10) establishing criteria for, overseeing the process for, and leading the annual performance self-evaluation of the Board of Directors and each committee.

Prospective director nominees are identified through contacts of the members of the Board of Directors or members of senior management, through searches conducted by professional search firms, or through recommendations of potential candidates by stockholders, employees or others. Once a prospective director nominee has been identified, the Nominations and Corporate Governance Committee makes an initial determination through information provided to the Nominations and Corporate Governance Committee and information supplemented by the Nominations and Corporate Governance Committee through its own inquiries. The Nominations and Corporate Governance Committee will evaluate director nominees, including nominees who are submitted to the Company by a stockholder. In selecting new directors of the Company, consideration is given to each individual director’s personal qualities and abilities, the collective Board members’ skills and aptitudes for conducting oversight of the Company and its management, and duties imposed by law and regulation. Important factors include:

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Each director must, as determined by the Board, be qualified to perform duties of a director in accordance with the Delaware General Corporation Law as evidenced by the director’s experience, accomplishments, skills and integrity;

•	Directors must be persons possessing the highest personal values and integrity;

•	Directors must be able to perform their duties in the best interests of the Company and its stockholders, without conflicts of interest;

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Ensuring that the Company complies with all legal and regulatory requirements concerning the independence and composition of the Audit, Nominations and Corporate Governance, Compensation and any other committees of the Board, subject to any exemptions provided by the Listing Standards of the NASDAQ;

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Collectively, Board members will bring to the Company a broad range of complementary skills (such as an understanding of finance, manufacturing, operations, strategy and development, industrial gas, biomedical and energy markets, sales and marketing, public company governance and international background), educational and professional expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive, and effective Board; and

•	Directors will have experience in policy-making levels of business and must have an aptitude for evaluating business matters and making practical and mature judgments.

Directors must also have time available to devote to Board activities and the ability to work collegially with other Board members. In determining whether to recommend a director for re-election, the Nominations and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contribution to the activities of the Board of Directors. At all times, at least one member of the Board must meet the definition of “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and serve on the Company’s Audit Committee.

The Nomination and Corporate Governance Committee considers all of the foregoing factors, among others, in identifying director candidates. However, the Company does not have a policy that requires us to only consider the impact of any one factor by itself. In considering whether to recommend any candidate, including candidates recommended by stockholders, the Nominations and Corporate Governance Committee applies the factors set forth in our Corporate Governance Guidelines and the Nominations and Corporate Governance Committee Charter, which provide that diversity should be considered in the director identification and nomination process. The Committee seeks nominees with a diversity of experience, professions, skills, gender, race, geographic representation and backgrounds that collectively will build a capable, responsive and effective Board that is prepared to address the Company’s strategic, oversight and governance challenges. The Nominations and Corporate Governance Committee does not assign specific weight to particular factors, although any qualified nominee should have a core skill set that enables the nominee to serve the Company well as a director. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will enable the Board to fulfill its responsibilities.

The Nominations and Corporate Governance Committee will consider potential candidates recommended by stockholders, current directors, Company officers, employees and others. The Nominations and Corporate Governance Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Company pursuant to the requirements described under the caption “Stockholders Communications with the Board” below. Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. See “Stockholder Communications with the Board” for more information about our advance notice requirements for stockholder nominations of director candidates.

Audit Committee

Our Audit Committee consists of Richard E. Goodrich, Steven W. Krablin, Michael W. Press and James M. Tidwell. Mr. Krablin serves as the Audit Committee chairman. The Audit Committee met six times during fiscal year 2011. The Audit Committee is governed by the Audit Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations.

You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Audit Committee’s responsibilities include (1) appointing, retaining, compensating, evaluating and terminating our independent registered public accounting firm and approving in advance any audit or non-audit engagement or relationship between us and such auditor, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing the independent registered public accounting firm’s report describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or regulatory review of the independent registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing with management the Company’s major risk exposures and processes to monitor and control those exposures, including risk assessment and risk management policies, (8) meeting separately, periodically, with management, internal auditors and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) annually reviewing the adequacy of the Audit Committee’s written charter, (12) reviewing with management any legal matters that may have a material impact on us and our financial statements, (13) reviewing the operation of the internal audit function including the quality and adequacy of internal controls and significant reports to management and (14) reporting regularly to the full Board of Directors.

Our Board has determined that each of Messrs. Goodrich, Krablin, Press and Tidwell satisfies the current independence standards of NASDAQ and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board of Directors has determined that each of Messrs. Goodrich, Krablin and Tidwell qualifies as an Audit Committee “financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K and that all members of the Audit Committee satisfy the NASDAQ financial knowledge and sophistication requirements.

Compensation Committee

Our Compensation Committee currently consists of W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and Thomas L. Williams. Mr. Brown serves as the Compensation Committee chairman. The Compensation Committee met six times during fiscal year 2011. The Compensation Committee is governed by the Compensation Committee Charter which was adopted by the Board of Directors, a copy of which is available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and other executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with the chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans, (6) overseeing compliance with any applicable compensation reporting requirements of the SEC, (7) approving the appointment and removal of trustees and investment managers for pension fund assets, (8) retaining consultants to advise the committee on executive compensation practices and policies, (9) establishing and periodically reviewing succession plans for our executive officers and others, and (10) handling such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

To further assist it in carrying out its responsibilities, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent, nationally recognized, compensation consulting firm to assist in the evaluation of our executive compensation structure and expenses. The Compensation Committee may change its compensation consultant from time to time in its sole discretion.

In 2011, Meridian’s duties and responsibilities included:

•	Providing information and advice on the selection of companies and groups of companies against which to benchmark executive compensation;

•	Providing information on compensation paid by peer companies and companies in broader industry groups to their executive officers;

•	Providing information and advice regarding market practices as to various executive compensation arrangements;

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Evaluating the competitiveness of the total direct compensation of the Company’s executive officers and other executives and each of its individual components, including base salary, annual bonus and long-term incentive awards;

•	Advising the Company on alternative structures, forms of compensation, performance measures and allocation considerations; and

•	Providing information and advice about changes in executive compensation practices, trends and regulation.

Meridian provided the above consulting services in 2011, but did not advise the Company on 2011 base salary, annual incentive compensation targets, and long-term incentive compensation award decisions, which were largely made in late 2010 in consultation with the Compensation Committee’s prior compensation consultant, Mercer Human Resources Consulting (“Mercer”). Mercer’s duties and responsibilities relating to 2011 compensation decisions were substantially similar to those performed by Meridian in the most recent fiscal year. See “Compensation Committee Report” and “Compensation Discussion and Analysis” below for additional information about the Compensation Committee and its activities.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of each of the other executive officers. Based on this review and his analysis of data provided by the compensation consultant as to compensation practices among our peer group and broader industry groups, he makes compensation recommendations to the Compensation Committee, including recommendations for salary adjustments, if any, annual cash incentives, and long-term and short-term awards. Although the Compensation Committee considers these recommendations when making decisions regarding executive compensation, it retains full discretion to set all compensation for our executive officers.

Board Leadership Structure and Board’s Role in Risk Oversight

We have not separated the positions of Chairman of the Board and Chief Executive Officer, and we have a Lead Independent Director. Mr. Thomas has served as our Chairman of the Board of Directors, Chief Executive Officer and President since March 2007. We believe that combining the positions of Chairman and Chief Executive Officer allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that consolidating the leadership of the Company under Mr. Thomas is the appropriate leadership structure for our Company and that any risks inherent in that structure are balanced by the oversight of our otherwise independent Board and the roles played by our Lead Independent Director. Given Mr. Thomas’ past performance in the roles of Chairman of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance. Mr. Press is our Lead Independent Director. His duties as Lead Independent Director include leading the Board executive sessions and meetings of the Board at which the Chairman is not present, coordinating the activities of independent directors, liaising between Mr. Thomas and other independent directors, and receiving and managing communications from stockholders addressed to non-management directors. Our Lead Independent Director also communicates with senior management on matters of Board-level importance to our Company.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. The Board has designated the Audit Committee as the Board committee with general risk oversight responsibility. The Audit Committee quarterly discusses with management the Company’s major risk exposures and the processes management has implemented to monitor and control those exposures and broader risk categories, including risk assessment and risk management policies. Management provides to the Audit Committee quarterly reports on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. Additionally, members of our senior corporate management and senior executives of our business units regularly attend Board meetings and are available to address Board inquiries on risk oversight matters generally or on individual matters of significance to the Company. Separate and apart from the quarterly risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board or its committees as a matter of oversight and corporate governance.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

CEO Succession Planning

We have a succession planning process in place in the event it becomes necessary to replace our CEO. Our Compensation Committee periodically reviews and is responsible for the management, oversight and monitoring of our succession planning process. We believe that having a succession planning process in place is fundamental to a comprehensive program of good corporate governance.

Code of Ethical Business Conduct and Officer Code of Ethics

The Board of Directors has adopted our Code of Ethical Business Conduct and also our Officer Code of Ethics, which are both available at www.chart-ind.com by clicking on the link for Investor Relations. You also can obtain a printed copy of these documents, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

In order to enhance employee awareness of our Code of Ethical Business and Conduct, we conduct periodic ethics and compliance training for all of our employees to provide them with the knowledge necessary to maintain our high standards of ethics and compliance. The Board of Directors has also designated Ethics Representatives and a Chief Compliance Officer for ethics to assist in the administration of and to encourage adherence with the Code of Ethical Business Conduct.

Stockholder Communications with the Board

Stockholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Secretary, c/o Chart Industries, Inc.,

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or the Lead Independent Director, respectively, on a quarterly basis. Mr. Press has been designated as the Lead Independent Director.

Stockholder recommendations for director nominations will be forwarded to the Nominations and Corporate Governance Committee to evaluate the qualifications and experience of the nominees. To be in proper written form, a stockholder’s notice proposing nominations of persons for election to the Board of Directors must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series and number of all shares of stock of the Company which are owned by the proposed nominee;

•	the name of each nominee holder of shares owned beneficially but not of record by the proposed nominee and the number of shares of stock held by each such nominee holder;

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whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of the proposed nominee with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of the proposed nominee, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, the proposed nominee or to increase the voting power or pecuniary or economic interest of the proposed nominee with respect to the stock of the Company;

•	the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;

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any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated under the Exchange Act; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination is made:

•	the name and record address of such stockholder;

•	the class, series and number of all shares of stock of the Company which are owned by such stockholder and any beneficial owner;

•	the name of each nominee holder of shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder;

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whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder or such beneficial owner with respect to the stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder or beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or manage risk of stock price changes for, such stockholder or beneficial owner or to increase the voting power or pecuniary or economic interest of such stockholder or beneficial owner with respect to the stock of the Company;

•	a description of all agreements, arrangements, or understandings between such stockholder and any beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination is made by such stockholder and any material interest of such stockholder or beneficial owner in such nomination, including any anticipated benefit to the stockholder or beneficial owner therefrom;

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a representation that such stockholder will provide the Company in writing the information required above as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly announced;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

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any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

In connection with the nomination of potential directors, the advance notice requirements described above are designed to ensure that all relevant information about proposed director nominees and the proponent of any director nominee is made available for consideration by stockholders, our Board of Directors and the members of our Nominations and Corporate Governance Committee.

Our By-Laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting or at such other time as specified in our By-Laws. Our By-Laws also specify requirements as to the form and content of a stockholder’s notice. You also can obtain a printed copy of our By-Laws, free of charge, by writing to: Secretary, c/o Chart Industries, Inc., One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the Company’s definitive proxy statement prepared in connection with its 2012 Annual Meeting of Stockholders.

Compensation Committee

W. Douglas Brown, Chairman

Richard E. Goodrich

Steven W. Krablin

Thomas L. Williams

The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The primary objectives of the Compensation Committee of our Board of Directors with respect to the administration of our Company’s executive compensation programs are to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Background

Since our initial public offering in 2006, our Compensation Committee has employed a performance-based compensation philosophy with respect to executive compensation. This historically has resulted in slightly below median base salaries relative to peers with higher levels of cash incentive compensation based on performance achievement, which together with long-term equity-based incentive compensation can result in above median total compensation when performance levels are achieved. When analyzing the compensation structure in 2011 and making its decisions for 2012, the Compensation Committee considered multiple factors including:

•	the input of its independent compensation consultant;

•	the experience of its members;

•	the performance of our executive officers and the Company;

•	prevailing economic conditions and the historical success of the compensation structure in achieving the objectives of the Company’s compensation programs; and

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the advantages and disadvantages of its current performance-based compensation philosophy and whether that philosophy encourages executive officers to take undue risk in order to meet compensation targets.

For further discussion of the Compensation Committee’s engagement of Mercer and Meridian, see “Corporate Governance and Related Matters—Information Regarding Meetings and Committees of the Board of Directors—Compensation Committee” above.

Review of 2011 Say on Pay Advisory Vote and Compensation Philosophy

At our 2011 Annual Meeting, our stockholders had the opportunity to provide an advisory vote on the compensation paid to our executive officers, or a “say on pay” vote. Over 97% of the total shares represented at the Annual Meeting were in favor of the compensation provided to our executive officers. Accordingly, the Compensation Committee believes that such results affirmed stockholder support of our approach to executive compensation and did not believe it was necessary to make material changes to our executive officer compensation program in 2011 specifically in response to the advisory vote. In considering compensation decisions for 2011, the Compensation Committee believed, consistent with historical practice, that a compensation structure weighted towards performance-based compensation continued to be appropriate for the Company.

Recently, the Compensation Committee determined, in consultation with Meridian, that a shift in compensation philosophy from a compensation structure emphasizing performance-based compensation, with slightly below median base salaries, to a structure with each element of compensation focused at market median levels, is appropriate for the Company. The Committee believes that targeting market median compensation levels for all elements of executive compensation achieves the Company’s compensation goal of retaining and appropriately compensating our executive officers while continuing to align their interests with those of our stockholders through the use of performance-based compensation, without encouraging the assumption of undue risk. The result of the shift to a market median approach drove adjustments to the compensation structure of our executive officers in 2012. As base salaries were historically targeted to be slightly below market median compared to peers, the base salaries of our executive officers were increased in 2012 to be consistent with the market median. As base salaries were raised, certain elements of our performance-based compensation which historically were targeted to provide above-median levels of compensation were lowered. For example, in accordance with the new market median philosophy for 2012, the Committee lowered the potential percentage of base salary each of our executives could earn in cash incentives for 2012 to better align with market median. The Committee believes that the market median approach for each element of compensation is a commonly accepted best compensation practice and appropriate for an established and growing company.

Benchmarking Methodology

Our Compensation Committee believes that benchmarking provides the Company with useful information to gauge the competitive standing of our executives versus their counterparts in the marketplace. It is also helpful in assessing the appropriateness of our current compensation objectives and philosophy. With the assistance of its compensation consultant, the Compensation Committee previously identified a group of companies with which the Compensation Committee believes the Company is in a comparable position with respect to competition for talent and for stockholder investment, and which are similar in size and business mix to the Company (the “Compensation Peer Group”). From time to time the Compensation Committee reviews the companies it considers to be peers for compensation purposes and changes the Compensation Peer Group as it deems necessary. As in prior years, for 2011 the Compensation Peer Group aided the Compensation Committee in determining appropriate base salaries, short and long-term incentives and total overall compensation for our executives. In connection with the Compensation Committee’s evaluation of compensation standards, the Compensation Committee reviewed the 25th percentile, median and 75th percentile data for the Compensation Peer Group in each element of compensation (base salary, target annual cash incentive compensation, target long-term equity based compensation as well as the resulting total direct compensation). The Compensation Committee also reviewed and compared similar information from broader market compensation surveys. These comparisons are a point of reference for measurement and not the determinative factor in setting our executives’ compensation. The purpose of this benchmarking is not to supplant the Compensation Committee’s analysis of various factors considered in making compensation decisions, such as Company and business unit financial performance, shareholder return, internal pay equity, compensation history and the individual performance of our executive officers. The Compensation Committee also considered the recommendations and input of our Chief Executive Officer as described under “Corporate Governance and Related Matters—Role of Executive Officers in Compensation Decisions” above.

Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, such as identifying comparable peer companies that are substantially similar in size and business mix, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The following 20 companies comprised our Compensation Peer Group in 2011, which was the same peer group as 2010:

Altra Holdings, Inc.	ESCO Technologies Inc.	Nordson Corporation

Ampco-Pittsburgh, Corp.	Gardner Denver, Inc.	Powell Industries, Inc.

Barnes Group Inc.	Gorman-Rupp Company	Robbins & Myers, Inc.

Circor International, Inc.	Graco Inc.	TriMas Corporation

Colfax Corporation	Idex Corporation

Columbus McKinnon Corp.	Invacare Corporation

Dresser-Rand Group Inc.	Kaydon Corporation

EnPro Industries, Inc.	Lufkin Industries, Inc.

In consultation with Meridian and considering other refinements to compensation structure for 2012, the Compensation Committee determined to modify its benchmarking process for 2012. The new approach to compensation benchmarking focuses on the methodology for selecting comparator companies on a yearly basis, rather than on a group of companies that remains fixed year after year. This approach ensures that the market information will be relevant and robust while, at the same time, being flexible enough to continue to provide meaningful data as the Company grows. The Committee believes that this approach to benchmarking enhances the depth of the resulting market data, giving it a better understanding of what compensation levels are appropriate and consistent with a market median compensation structure. For 2012, the Committee, with Meridian’s advice, used selected industrial companies that participate in the Aon/Hewitt Total Compensation Measurement database with revenues of $300 million to $2 billion. Certain industries have been excluded which historically have pay practices generally outside the mainstream and/or represent industry segments that are notably different from those related to the Company, specifically the financial services, retail, utilities, and defense industries. The resulting benchmarking group, comprised of 52 industrial firms with median revenues of $1.2 billion, was used to inform the Company’s 2012 compensation decisions. The Committee may change its benchmarking practices in the future in the Committee’s sole discretion from time to time if it determines that a change is necessary or would aid the Company in better accomplishing its compensation goals.

Pay Mix and Total Compensation for Executive Officers

The Company operates in a competitive market for seasoned and effective executive talent and therefore must attract and retain talented executives with competitive salaries as well as short- and long-term incentive opportunities based on annual performance, balanced by long-term equity-based incentive compensation awards that provide value commensurate with stockholder gains. Historically, including for fiscal 2011, the Company has relied more heavily on annual performance-based compensation to offset slightly below-median base salaries, which together with long-term equity-based incentive compensation, generally has comprised a total direct compensation package for our executives above the median of the Compensation Peer Group when targeted performance levels are achieved. The Compensation Committee believes that the shift to a market median compensation structure for each element of compensation in 2012 strikes an appropriate balance between competitively compensating our executive officers on a flexible-cost basis and mitigating the risk that our incentive structure encourages our executives to make decisions that might negatively impact the long-term financial condition of the Company.

Elements of Compensation

Executive compensation consists of the following primary components:

Base Salary. Base salaries are generally reviewed annually, and adjusted from time to time to reflect performance, experience, responsibilities and competitiveness. Salary review is generally conducted by the Compensation Committee before or during the early part of the fiscal year for which the base salary will become effective. The Compensation Committee is responsible for setting the base salary of the Chief Executive Officer, and considers his individual responsibilities, performance, experience, and competitiveness of his compensation relative to market compensation paid by other companies of similar size in similar industries. Base salary decisions with respect to the other executive officers are approved by the Compensation Committee upon the recommendation of the Chief Executive Officer. In making this recommendation, the Chief Executive Officer considers each executive officer’s individual responsibilities, performance, experience, and the competitiveness of each executive’s compensation relative to the market. However, any increase in base salary is granted at the sole discretion of the Compensation Committee.

The current base salary rate for the Chief Executive Officer, which is $700,000 for 2012, represents an increase in salary from $650,000 for 2011. The base salaries for the executive officers other than the Chief Executive Officer for 2012 are: $365,000 for the Executive Vice President, Chief Financial Officer and Treasurer (an increase from $300,000 for 2011); $295,000 for the Vice President, General Counsel and Secretary (an increase from $255,150 for 2011); and $210,000 for the Vice President, Chief Accounting Officer and Controller (an increase from $186,000 for 2011). As mentioned above, in accordance with the shift towards a compensation philosophy targeting overall market median compensation for all of the elements comprising our executive compensation program, the Compensation Committee determined for 2012 to raise base salaries of the named executive officers to levels more commensurate with market median, based on the determination that the base salaries for the executive officers in 2011 were generally below the market median base salaries of comparable executives with similar responsibilities. Additionally, the Committee considered certain qualitative factors in connection with its decision to adjust salaries for 2012. Without assigning any particular weight to the factors, the Committee considered and recognized the significant contributions of the executives to the strong financial performance and positioning of the Company as well as their increased efforts and responsibilities with respect to the Company’s continuing expansion through organic growth and acquisitions.

With respect to base salary determinations for 2011, the base salaries for the executive officers were: $650,000 for the Chief Executive Officer (an increase from $600,000 at the end of 2010); $300,000 for the Executive Vice President, Chief Financial Officer and Treasurer (an increase from $270,000 for 2010); $255,150 for the Vice President, General Counsel and Secretary (an increase from $243,000 for 2010); and $186,000 for the Vice President, Chief Accounting Officer and Controller (an increase from $180,000 at the end of 2010). The Compensation Committee determined for 2011 to raise base salaries of the named executive officers to levels more commensurate with peer median, but still consistent with its prior compensation philosophy, based on the determination that the base salaries for the executive officers at the end of 2010 were generally below the market median base salaries of comparable executives with similar responsibilities.

Annual and Other Cash Incentive Awards. In addition to their base salary, executive officers are eligible to earn an annual cash incentive bonus. Consistent with our performance-based compensation philosophy, the annual cash incentive bonus can represent a significant portion of total compensation. The purpose of annual cash bonuses is to attract, retain, motivate and reward participants by providing them with the opportunity to earn competitive compensation directly linked to our performance. Our annual incentive program was designed to provide our executive officers with incentive compensation based upon the achievement of pre-established performance goals. The performance criteria are tied to Company, rather than individual performance. The Compensation Committee recognizes that when performance-based compensation becomes a disproportionate percentage of total compensation or is not appropriately structured and managed in the context of a total compensation package, certain incentives may be created for executives to take risks in order to achieve compensation targets that they might not otherwise take or that are not in the best long-term interests of the Company or its stockholders. The Compensation Committee believes that the Company’s cash incentive compensation structure, while performance-based, is appropriately structured to mitigate those risks because cash incentive compensation is one part of a structured compensation package that includes elements of compensation that align the interests of our executives with the long-term interests of our stockholders and the overall success of the Company. Further, the Compensation Committee can modify any cash incentive bonus in its discretion in the event of an unanticipated or unearned outcome, which allows the Compensation Committee to maintain appropriate control over performance-based compensation.

Our Compensation Committee set annual incentive compensation targets and performance measures in late 2010 for our 2011 fiscal year under the Chart Industries, Inc. 2009 Incentive Compensation Plan (the “2009 Incentive Compensation Plan”). Under these targets, our executive officers were eligible to earn a cash incentive bonus for our 2011 fiscal year if performance exceeded threshold amounts in an amount up to a pre-determined percentage, ranging from 97.5% to 225% of the executive officer’s base salary (with higher ranked officers eligible to receive a higher percentage of base salary), at maximum performance levels. The performance measures established under the 2009 Incentive Compensation Plan for the 2011 fiscal year for executive officers were the same as those used for fiscal year 2010, specifically:

•	operating income;

•	net income; and

•	working capital.

Each measure was weighted for purposes of calculating the award at 65%, 15% and 20%, respectively. The working capital component measures the Company’s net working capital use efficiency determined relative to the Company’s rolling average sales. The Compensation Committee selected these measures to align executive officer cash bonus measures to measures that are believed to be long-term drivers of stockholder value. These performance measures were set at levels that were believed to represent significant performance measures that would result in no payment if threshold performance levels were not achieved. The table below details the threshold, target and maximum performance levels for each of the performance measures established by the Compensation Committee for fiscal 2011 (performance measures for working capital permit awards to be paid in excess of target proportionate to the extent that operating income performance exceeded target performance):

Performance Measure	Threshold	Target	Maximum
Operating Income	$70,000,000	$87,500,000	$105,000,000
Net Income	$38,400,000	$48,000,000	$57,600,000
Working Capital	16.9%	15.4%	N/A

Following the end of the 2011 fiscal year, the Compensation Committee determined (i) whether and to what extent any of the established performance objectives were satisfied for 2011, and (ii) for each executive officer employed as of the scheduled date of payment of the bonus on March 9, 2012, the actual bonus to which such executive officer is entitled for 2011. Actual results for each of the performance measures established for the 2011 fiscal year were as follows:

•	operating income, $98.4 million;

•	net income, $56.8 million; and

•	working capital, 16.3%.

These results reflect adjustment from actual results for purposes of incentive compensation to exclude certain unusual items in accordance with plan terms. The following table summarizes the fiscal 2011 payout opportunities that were available for each of our executive officers upon satisfaction of the annual threshold, incentive target and maximum performance measures and the actual payout of annual cash incentive payments for fiscal 2011:

	Annual Threshold Target		Annual Incentive Target		Annual Incentive Maximum		Actual 2011 Annual Incentive Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Samuel F. Thomas	0%	0	150%	$975,000	225%	$1,462,500	181.8%	$1,181,895
Michael F. Biehl	0%	0	100%	300,000	150%	450,000	121.2%	363,660
Matthew J. Klaben	0%	0	75%	191,363	112.5%	287,045	90.9%	231,970
Kenneth J. Webster	0%	0	65%	120,900	97.5%	181,350	78.8%	146,555

The incentive payments were paid to the executives on March 9, 2012 and are included in the 2011 Summary Compensation Table. Payments made under the 2009 Incentive Compensation Plan that may exceed deduction limitations for non-performance-based compensation are intended to be exempt from the deduction limitations of Section 162(m) of the Internal Revenue Code in compliance with the exclusion from the deduction limitations of Section 162(m) of the Internal Revenue Code for performance-based compensation.

For fiscal year 2012, each of our executive officers is eligible to receive an annual bonus of up to 150% of a target amount designated for each executive, based upon a percentage of such executive’s 2012 base salary (the “Base Target”). In accordance with the shift to an overall market median compensation philosophy for each element of compensation for 2012, the Base Targets for each executive were reduced for 2012 and are as follows: (i) Mr. Thomas, 130% or $910,000 (down from 150% for 2011); (ii) Mr. Biehl, 90% or $328,500 (down from 100% for 2011); (iii) Mr. Klaben, 65% or $191,750 (down from 75% for 2011); and (iv) Mr. Webster, 60% or $126,000 (down from 65% for 2011). The performance measures established under the 2009 Incentive Compensation Plan for the 2012 fiscal year for executive officers are the same as 2011 and are operating income, net income and working capital, weighted for purposes of calculating the award at 65%, 15% and 20%, respectively. Specific threshold, target and maximum performance levels are different from those set in 2011. We believe that disclosing the specific performance levels to be used for determining annual bonuses would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our business strategy, pricing margins, capabilities and current compensation for executive talent. In order to achieve performance levels set for fiscal year 2012, we believe we must achieve the following at threshold, 100% and maximum bonus levels:

•

To achieve the threshold levels set for fiscal year 2012, we believe we have to be successful in continuing to satisfy our customers and controlling our costs and working capital in an environment of increasing order volume and operational expansion, without substantive negative macroeconomic or regulatory pressures, while capturing opportunities as they arise.

•

To achieve the 100% target levels, we would expect to have captured significantly increased orders and sales relative to long-term trends and successfully managed our costs and working capital, while identifying and exploiting significant opportunities to grow during 2012 with industry conditions in line with strong expectations.

•

To achieve maximum bonus levels, we believe it would require successfully identifying and executing on many opportunities to exploit our strengths during 2012, delivering substantially increased sales and significant cost and working capital efficiencies, along with stronger industry conditions than expected by the end of 2012.

In periods of rapidly changing market conditions it is difficult to forecast future Company performance with certainty and correspondingly difficult to set appropriate bonus targets tied to Company performance that are consistent with our overall compensation philosophy. Taking into consideration the Company’s overall compensation structure and compensation philosophy, the setting of targets at levels of profitability that would support corresponding incentive payouts, and the improving economic forecast and significant business growth expected relative to recent years, the Compensation Committee set the minimum threshold level to earn any incentive compensation award for 2012 at 80% of target performance and the maximum level at 120% of target performance, the same percentages as in 2011, with any incentive award interpolated at performance levels between threshold and 100% and between 100% and maximum.

Long-Term Incentive Compensation. The third primary element of the Company’s executive compensation program is long-term compensation awards. The Compensation Committee monitors and evaluates the performance of the Company’s long-term incentive compensation awards and Company performance under the terms of prior awards against the Committee’s overall compensation philosophy and whether long-term incentive compensation awards are effectively serving the Company’s long-term compensation goals. During 2011 and into 2012 the Compensation Committee continued to evaluate the long-term incentive compensation structure and considered what other forms of equity-related compensation may align the long-term interests of management and our stockholders and serve other Company needs. In 2011, our long-term compensation awards were comprised of stock options, performance units and restricted stock awards. For fiscal 2012, the Compensation Committee added leveraged restricted stock units to the types of awards covered by the equity compensation program. Under the Company’s equity incentive plans approved by stockholders the Company also may grant awards of stock appreciation rights, restricted share units, and other stock-based grants, including shares of our Common Stock granted in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee. The Compensation Committee believes the primary benefit of equity-based awards is to motivate executives to increase stockholder value as equity-based awards generally only increase in value if the Company’s stock price increases from the time the awards are granted.

Equity-based compensation is an important component of the Company’s compensation strategy and an important tool for us with respect to attracting and retaining executive talent and aligning the interests of our executive officers with the interests of our stockholders. This goal has become increasingly more important to the Compensation Committee as the Company continues to address fundamental changes in its industry and their effect on the Company’s performance and stock price. From 2007 to 2011, our equity-based awards were developed with analysis and advice of our former compensation consultant, Mercer, that transitioned us from providing primarily traditional stock option awards to a more balanced portfolio approach relying not only on stock options, but also elements tied to both performance relative to peers and performance goals set internally over a multi-year period. Based on data provided by Mercer, approximately one-third of the value under this long-term incentive program for 2009 was delivered as annual grants of stock option awards while the remaining two-thirds was delivered in the form of performance units that vest based on Company financial and stock price performance. In 2010 the Committee chose to make long-term incentive compensation awards in which one half of the value of the total award was comprised of non-qualified stock options and the other half was comprised of restricted stock that vests ratably over a three-year period from the date of grant. In 2011, the Committee made awards the total value of which was a balanced mix of stock options, performance units and restricted stock. The Committee reintroduced performance units to the equity awards for 2011 as part of a balanced equity incentive program. The Committee believes that having a long-term equity award program consisting of several different kinds of awards serves to limit potential risks associated with the concentration of awards of any one particular type.

The following paragraphs further describe equity awards we granted to executive officers since 2009:

Stock Options. Stock option grants under the long-term incentive program are planned to be made annually at the discretion of the Compensation Committee and generally vest ratably over a four-year period, unless otherwise determined by the Compensation Committee. Continued service of the executive is required during the vesting period. In our 2011 fiscal year, we awarded non-qualified stock options covering a total of 46,460 shares of Common Stock to our executive officers under the Chart Industries, Inc. 2009 Omnibus Equity Plan (the “2009 Omnibus Equity Plan”), at an exercise price of $36.45 per share, as follows: (i) Mr. Thomas, 33,070; (ii) Mr. Biehl, 7,240; (iii) Mr. Klaben, 3,560; and (iv) Mr. Webster, 2,590. For a description of grant date fair values related to stock options granted to executive officers in 2011, and related valuation assumptions, see note (2) to “2011 Summary Compensation Table.”

On January 3, 2012, we awarded the following non-qualified stock options to executive officers under the 2009 Omnibus Equity Plan at an exercise price of $55.93 per share: (i) Mr. Thomas, 21,410; (ii) Mr. Biehl, 5,840; (iii) Mr. Klaben, 3,000; and (iv) Mr. Webster, 1,520.

In determining the number of stock options to grant to the executive officers in 2011 and 2012, the Compensation Committee considered, among other matters, the advice of its compensation consultant, prevailing option valuation methodologies, the expected value of the respective awards at varying grant levels, the impact of changes in the stock price and the competitiveness of the long-term compensation package at varying award levels relative to peer and survey data from its compensation consultant.

Performance Units. Long-term performance unit awards, which are intended to be paid in stock, are designed to align the interests of the executives with our longer-term strategic objectives and to reward the achievement of certain pre-determined objectives. Performance units are granted at the discretion of the Compensation Committee and vest based on the attainment of predefined performance goals over three-year performance periods. Threshold, target and maximum performance levels and corresponding payout levels for our performance are established for each performance cycle, with awards interpolated on a straight-line basis for performance between threshold and target and between target and maximum. In addition to performance requirements, the performance units contain transfer and certain other restrictions. Each performance unit represents a right to receive one share. Performance units were granted for 2011 to executive officers as follows: (i) Mr. Thomas, 12,990; (ii) Mr. Biehl, 2,840; (iii) Mr. Klaben, 1,390; and (iv) Mr. Webster, 1,020. For a description of grant date fair values related to performance units granted to executive officers in 2011, and related valuation assumptions, see the “2011 Summary Compensation Table.”

The long-term performance units granted in 2011 vest based solely on our EBITDA growth relative to the EBITDA growth (“REBITDA”) of a 20-company Compensation Peer Group over a three-year performance period beginning in 2011 and ending on December 31, 2013. In the past, performance units granted by the Committee have included both relative total stockholder return and REBITDA performance measures. The Committee decided to base performance under 2011 awards solely on REBITDA in order to emphasize Company earnings and cash flow performance relative to peers and rely less on performance measures that are more directly impacted by stock price volatility and the unpredictability of the stock market in general. The performance units granted in 2011 may be earned in a range between 50%, 100% and 150% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for the performance period, respectively. In no event will the number of earned performance units exceed 150% of the number of units specified in the grant document. For the performance units awarded in early 2011, the threshold, target and maximum percentage rankings for REBITDA growth are 35%, 50% and 75%, respectively, relative to Compensation Peer Group performance. The Committee retains full discretion with respect to setting the targets for performance-vesting stock awards granted from time to time to respond to changes in market and economic conditions.

The Compensation Peer Group for the performance units granted in 2011 is comprised of the following 20 companies:

Altra Holdings, Inc.	EnPro Industries, Inc.	Kaydon Corporation

Ampco-Pittsburgh Corp.	ESCO Technologies Inc.	Lufkin Industries, Inc.

Barnes Group, Inc.	Gardner Denver, Inc.	Nordson Corporation

Circor International, Inc.	Gorman-Rupp Company	Powell Industries, Inc.

Colfax Corporation	Graco Inc.	Robbins & Myers, Inc.

Columbus McKinnon Corp.	Idex Corporation	TriMas Corporation

Dresser-Rand Group Inc.	Invacare Corporation

As mentioned above, no performance units were granted in 2010.

For the long-term performance units granted in 2009, amounts that were paid depended on two performance measures:

•

Fifty percent of the potential award depended on our relative total stockholder return (“RTSR”) over a three-year period. RTSR is measured against a group of peer companies in the industrial and energy businesses (the “Long-Term Incentive Peer Group”). The Compensation Committee used RTSR in 2009 awards as a metric it believes stockholders consider to be a prominent measure of performance; and

•	Fifty percent of the potential award depended on our REBITDA growth relative to the Long-Term Incentive Peer Group.

The Long-Term Incentive Peer Group for the performance units granted in 2009 is comprised of the following companies:

Air Products & Chemicals, Inc.	Circor International, Inc.	Kaydon Corporation

Airgas, Inc.	Columbus McKinnon Corp.	Lufkin Industries, Inc.

Altra Holdings, Inc.	Dresser-Rand Group Inc.	National Oilwell Varco, Inc.

Ampco-Pittsburgh Corp.	EnPro Industries, Inc.	Powell Industries, Inc.

Barnes Group, Inc.	Exterran Holdings, Inc.	Praxair Inc.

Cameron International Corp.	Gorman-Rupp Company	Robbins & Myers, Inc.

On February 23, 2012, the Compensation Committee determined that the 2009 performance unit awards had met certain RTSR and REBITDA targets. The minimum performance threshold for the RTSR and REBITDA growth of the 2009 performance units awards was ranking at the 35th percentile with respect to the Long-Term Incentive Peer Group, target performance was the 55th percentile and the maximum performance measure was the 75th percentile, which would result in the vesting of 10%, 100% and 150% of the 2009 performance unit awards, respectively. Actual RTSR performance over the performance period was above the 100th percentile, resulting in the vesting of 150% of the RTSR portion of the 2009 performance units. Actual REBITDA performance was at the 49th percentile, resulting in the vesting of 72.1% of the REBITDA portion of the 2009 performance units. Overall, 111.05% of the 2009 performance units vested on February 23, 2012. Accordingly, the following share payments were made to our named executive officers: (i) Mr. Thomas, 29,039 shares; (ii) Mr. Biehl, 9,983 shares; (iii) Mr. Klaben, 5,330 shares; and (iv) Mr. Webster, 3,431 shares.

On January 3, 2012, we awarded performance units to our executive officers as follows: (i) Mr. Thomas, 7,580; (ii) Mr. Biehl, 2,060; (iii) Mr. Klaben, 1,060; and (iv) Mr. Webster, 540. These performance units vest based solely on REBITDA performance compared to a 32-company peer group over a three-year performance period beginning in 2012 and ending on December 31, 2014. Because the 2012 performance unit awards are based on our REBITDA performance relative to the companies in the 32-company peer group, it is very difficult to predict the amount of awards that may be earned, if any, at the end of the performance periods based on REBITDA performance.

The performance units granted in 2012 may be earned in a range between 50%, 100% and 200% of the number of units specified in the grant document, depending on whether Company performance meets the minimum performance threshold for each performance measure, meets the 100% target for each performance measure, or meets or exceeds the maximum target level for each performance measure for the performance period, respectively. In no event will the number of earned performance units exceed 200% of the number of units specified in the grant document. For the performance units awarded in early 2012, the threshold, target and maximum percentage rankings for REBITDA growth are 40%, 50% and 75%, respectively, relative to the 32-company peer group performance. The Committee retains full discretion with respect to setting the targets for performance-vesting stock awards granted from time to time to respond to changes in market and economic conditions.

Restricted Stock. Restricted stock grants were made part of the long-term incentive program in 2010 and 2011 at the discretion of the Compensation Committee and vest ratably over a three-year period, unless otherwise determined by the Compensation Committee. Continued service of the executive is required during the vesting period. In our 2011 fiscal year, we awarded shares of restricted stock covering a total of 18,240 shares of Common Stock to executive officers under the 2009 Omnibus Equity Plan as follows: (i) Mr. Thomas, 12,990; (ii) Mr. Biehl, 2,840; (iii) Mr. Klaben, 1,390; and (iv) Mr. Webster, 1,020. For a description of grant date fair values related to restricted stock granted to executive officers in 2011, and related valuation assumptions, see the “2011 Summary Compensation Table.”

The Committee, based on the advice of Meridian, decided to make no awards of restricted stock to our executive officers in 2012. In lieu of restricted stock, on January 3, 2012, the Committee awarded leveraged restricted share units to executive officers under the 2009 Omnibus Equity Plan as described below.

The Committee determined to award leveraged restricted share units (“LRSUs”) because such awards maintain the strong retention qualities of restricted stock, but add a performance-based component not found in conventional restricted stock awards.

Leveraged Restricted Share Units. For 2012, the Compensation Committee approved a form of agreement to be used to grant leveraged restricted share units (“LRSUs”) from time to time to key employees under the 2009 Omnibus Equity Plan. LRSUs are performance-based restricted stock units that vest based on the future price of the Company’s common stock relative to the price at the time of grant. Each LRSU represents the right to receive one share of the Company’s common stock subject to satisfaction of the vesting requirements set forth in the LRSU Agreement. LRSUs vest on the third anniversary of the date of grant. The shares of common stock subject to the LRSUs are paid to the grantee within 30 days of the vesting date.

The number of LRSUs that vest upon the end of the performance period will be based on the Company’s “absolute share price change” as of the vesting date. The “absolute share price change” will be determined by subtracting the twenty-day-average closing price of one share of the Company’s common stock as of the date of grant from the twenty-day average closing price per share as of the vesting date and then dividing that number by the twenty-day-average closing price per share as of the date of grant. The absolute share price change, therefore, generally represents the percentage increase or decrease of the price of the Company’s common stock between the date of grant and the vesting date. If the absolute share price change is 100% or greater (i.e., the stock price has doubled), then 150% of the target number of LRSUs vest. If the absolute share price change is 0%, then the target number of LRSUs vest. If the absolute share price change is negative 50% or less, then 50% of the LRSUs vest. The vesting of the LRSUs is interpolated on a straight-line basis between these points.

The Committee approved the grants of the following target number of LRSUs to the Company’s named executive officers on January 3, 2012: (i) Mr. Thomas, 8,840; (ii) Mr. Biehl, 2,410; (iii) Mr. Klaben, 1,240; and (iv) Mr. Webster, 630.

Stock Ownership Guidelines. In 2007, the Compensation Committee implemented stock ownership guidelines for our senior executives as part of our equity compensation program. The guidelines were revised in October 2011 to raise the guideline levels of ownership of our Common Stock for our Chief Executive Officer to five times base salary. Our other executive officers remain at a multiple of one times base salary. Executives who do not meet the guidelines are expected to satisfy them within five years. At March 27, 2012, all of our executive officers satisfied our stock ownership guidelines. The ownership guidelines are intended to be administered and reviewed periodically by the Compensation Committee. For information regarding stock ownership guidelines for our directors, see “Director Compensation” below.

Option Grant and Equity Award Policies. For stock options granted under the 2009 Omnibus Equity Plan and our 2005 Stock Incentive Plan, the exercise price per share is equal to the fair market value on the applicable date of grant, which is defined for purposes of the 2009 Omnibus Equity Plan and 2005 Stock Incentive Plan as the closing price and the average of the closing bid and asked price, respectively, of the Common Stock quoted on NASDAQ on the date of grant.

Deferred Compensation. In June 2010, the Compensation Committee adopted the Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “New Deferred Income Plan”) which became effective July 1, 2010. The adoption of the New Deferred Income Plan is intended to make our retirement plan benefits more competitive relative to peers. The New Deferred Income Plan amends and restates the Company’s prior Voluntary Deferred Income Plan (the “Old Deferred Income Plan”) to provide certain benefits to certain of the Company’s management and highly compensated employees, including the Company’s named executive officers, that are not otherwise provided under the Company’s qualified savings plan(s) due to statutory limitations. As amended, the New Deferred Income Plan provides for, among other things:

•	participation for the year in which the participant is deferring (the “Deferral Year”) by (i) employees with base compensation and bonus actually paid or projected to be paid for the year prior to the

Deferral Year at or above the maximum annual amount (currently $245,000) that may be taken into account for purposes of the tax-qualified Chart Industries, Inc. 401(k) Investment and Savings Plan (the “Savings Plan”), and (ii) any employee who was deferring compensation as of June 30, 2010 under the Old Deferred Income Plan;

•	deferrals of up to 100% of each participant’s base salary and bonus actually paid or due in the Deferral Year;

•

beginning in 2011, matching contributions on deferrals under the New Deferred Income Plan made in accordance with the formula applicable to the participant under the Savings Plan but only with respect to the part of the participant’s compensation that exceeds the maximum annual amount, which is currently $245,000;

•

beginning on July 1, 2010, profit sharing contributions (whether or not any compensation is actually deferred under the New Deferred Income Plan) with respect to the part of the participant’s compensation that cannot be taken into account under the Savings Plan in accordance with the formula applicable to the participant under the Savings Plan. For 2011, profit sharing contributions were made only with respect to base pay earned if such base pay paid during the calendar year is greater than $245,000; and

•

automatic full vesting on participant deferrals, with matching contributions and profit sharing contributions vesting 20% per year of the participant’s service with the Company, with automatic full vesting after five years of service or, if earlier, attainment of age 65 (with participants already vested under the Savings Plan being fully vested under the New Deferred Income Plan) or upon a change in control (as defined in the New Deferred Income Plan).

In 2011, the New Deferred Income Plan resulted in the following Company matching and profit sharing contributions for our executive officers: (i) Mr. Thomas, $82,531; (ii) Mr. Biehl, $18,774; (iii) Mr. Klaben, $13,660; and (iv) Mr. Webster, $681. Based on elections made by our executive officers in 2011 and the incentive compensation paid on March 9, 2012, we expect that the New Deferred Income Plan will result in the following Company matching and profit sharing contributions for our executive officers for 2012: (i) Mr. Thomas, $142,821; (ii) Mr. Biehl, $37,679; (iii) Mr. Klaben, $21,791; and (iv) Mr. Webster, $7,880. These amounts are based on the irrevocable elections made by the executive officers in 2011 and their current contribution rates under the Savings Plan. To the extent their contribution elections change under the Savings Plan or other circumstances change, the 2012 amounts may vary from the amounts presented above.

The terms of our Deferred Income Plans are described below under “—2011 Nonqualified Deferred Compensation Table.” Participation in the Old Deferred Income Plan was entirely voluntary, and we did not offer any matching monies or profit sharing contributions. We offered this Old Deferred Income Plan to certain of our management and highly compensated employees to defer their compensation to subsequent years to help with their personal tax planning. In recent years, only Mr. Thomas elected to participate in the Old Deferred Income Plan, electing to defer a portion of his compensation for 2007. All of our executive officers participate in the New Deferred Income Plan as certain profit sharing contributions will accrue to each participant regardless of whether any compensation is actually deferred under the New Deferred Income Plan.

Other Benefits. Executive officers are eligible to participate in all of our employee benefit plans, including our Savings Plan, health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any equity compensation plans, as in effect from time to time, on the same basis as those benefits are generally made available to other senior executives of the Company. Additionally, all of our executive officers receive automobile allowances. In accordance with our performance-based compensation philosophy, we intend to continue to maintain competitive executive benefits and perquisites for officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable, subject to the applicable terms of the executive employment agreements.

Change in Control Payments

Our employment agreements with our executive officers contain change in control provisions. The Compensation Committee believes that employment agreements with change in control provisions assist the Company in attracting and retaining executive talent. The benefits conferred in the current agreements range from one to three times the individual’s base salary plus target annual cash incentive compensation, and other benefits, and are effective for termination of employment (including constructive termination) outside of the change in control context, and in the event of both a change in control and termination of employment (including a constructive termination) within two years following the change of control. The arrangements provide higher (three and two times base salary and annual incentive compensation for the CEO and CFO, respectively) multiples of compensation upon separation following a change in control for the Chief Executive Officer and Chief Financial Officer only. Severance multiples for our other executive officers are one times base salary and annual incentive compensation. The Compensation Committee believes that providing such benefits only to the Chief Executive and Chief Financial Officers provides sufficient protection for the Company in retaining its executive officers. For this purpose, a change in control would generally occur in any of the following instances (each a “Change in Control”):

•

a change in ownership of the Company by which any person, or more than one person acting as a group, acquires ownership of stock of the Company (or such an affiliate) constituting more than 50% of the total fair market value or total voting power of the Company’s outstanding Common Stock;

•

a change in effective control of the Company by which: (i) any one person, or more than one person acting as a group, acquires or has acquired during the most recent 12-month period ownership of stock of the Company possessing 30% or more total voting power of the Company’s outstanding Common Stock; or (ii) a majority of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election; or

•

a change in the ownership of a substantial portion of the assets of the Company by which any one person, or more than one person acting as a group, acquires assets from the Company that have a gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company prior to such acquisition.

In addition, immediately upon any change in control (as defined in both our New and Old Deferred Income Plans) our executive officers’ interests in all amounts credited to their accounts under these plans will fully and immediately vest and become nonforfeitable to the extent not previously vested and nonforfeitable. All Company contributions credited to Mr. Thomas’ account or any other executive officer’s account under either the Old or New Deferred Income Plan are currently vested and nonforfeitable as a result of their service time with the Company. In addition, our executive officers may receive payments under our 2009 Incentive Compensation Plan following a Change in Control if the Compensation Committee determines the performance criteria have been met, as described above under “Elements of Compensation—Annual and Other Cash Incentive Awards.”

For more information on Change in Control and severance benefits, see “Other Potential Post-Employment Payments” below.

Anticipated Changes in Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) contains certain provisions that will impact our executive compensation policies going forward and could require changes to our current executive compensation program, such as the provision pertaining to incentive compensation clawback policies.

2011 SUMMARY COMPENSATION TABLE

The following table and related notes and discussion summarize compensation earned for our 2009, 2010 and 2011 fiscal years by our four executive officers who served as executive officers during 2011, who we refer to as our “named executive officers,” presented in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($)(4)	Total ($)
Samuel F. Thomas (Chairman, Chief Executive Officer and President)(5)	2011	$650,000	—	$946,971	$799,269	$1,181,895	$138,309	$3,716,444
	2010	600,000	—	778,955	559,672	512,010	65,093	2,515,730
	2009	550,000	—	137,597	370,969	545,812	36,017	1,640,395

Michael F. Biehl (Executive Vice President, Chief Financial Officer and Treasurer)	2011	$300,000	—	$207,036	$174,984	$363,660	$73,431	$1,119,111
	2010	270,000	—	166,663	130,515	153,603	36,594	757,375
	2009	262,150	—	47,304	72,339	260,154	36,719	678,666

Matthew J. Klaben (Vice President, General Counsel and Secretary)	2011	$255,150	—	$101,331	$86,042	$231,970	$65,868	$740,361
	2010	243,000	—	86,830	67,986	103,682	34,344	535,842
	2009	243,000	—	25,257	38,655	180,862	34,523	522,297

Kenneth J. Webster (Vice President, Chief Accounting Officer and Controller)(6)	2011	$186,000	—	$74,358	$62,598	$146,555	$52,556	$522,067
	2010	180,000	—	58,484	45,799	66,561	33,609	384,453
	2009	163,800	—	16,259	24,929	73,149	34,271	312,408

(1)	Stock awards consist of performance unit awards (in 2009), restricted stock awards (in 2010) and performance unit and restricted stock awards (in 2011), which were granted pursuant to Performance Unit Agreements and Restricted Stock Agreements and are subject to pre-determined performance requirements (in the case of the performance units only), transfer restrictions and other restrictions specified in the Performance Unit Agreements and Restricted Stock Agreements. Each performance unit represents a right to receive one share, and the units may be earned in a range of 10% to 150% of the number of units specified in the table below in the case of the 2009 awards and 50% to 150% in the case of the 2011 awards based on Company shareholder return and Company earnings growth relative to a peer group of companies, over a performance period ending on December 31, 2011 in the case of the 2009 awards and December 31, 2013 in the case of 2011 awards. The Company did not grant performance unit awards in 2010 and instead granted restricted stock awards that vest ratably over a three-year period from the date of grant. The dollar values shown in the Stock Awards Column above represent the aggregate grant date fair value of the performance unit and restricted stock awards granted in the fiscal year, as calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, “Compensation—Stock Compensation.” Grant date fair value for restricted stock awards and the 2011 performance unit awards is calculated using the closing stock price on the date of grant. For the performance units granted in 2009, grant date fair value is calculated based on the closing stock price on the date of grant for the REBITDA portions of the performance unit awards and based on a Monte Carlo simulation model for the RTSR portions of the awards. The weighted average grant date fair value of performance unit awards in 2009 and 2011 is $5.26 and $36.45, respectively. The grant date fair value of the performance units assumes that target performance is achieved and the performance units vest at the 100% level. For the grant date fair value of the awards if maximum performance levels are achieved and the performance units vest at the 150% level, see the table below.

	Performance Units		Grant Date Fair Value at Maximum Performance Levels(x)
	Grant Date	Number of Units
Samuel F. Thomas	1/3/2011	12,990	$710,228
	2/23/2009	26,150	206,396

Michael F. Biehl	1/3/2011	2,840	$155,277
	2/23/2009	8,990	70,956

Matthew J. Klaben	1/3/2011	1,390	$75,998
	2/23/2009	4,800	37,885

Kenneth J. Webster	1/3/2011	1,020	$55,767
	2/23/2009	3,090	24,389

(x)	111.05% of the 2009 performance unit awards granted on February 23, 2009 vested on February 23, 2012. We recognized the following actual aggregate compensation expenses in connection with the 2009 performance awards: $116,898 for Mr. Thomas; $40,188 for Mr. Biehl; $21,457 for Mr. Klaben; and $13,813 for Mr. Webster. We are unable to predict at this time if our actual performance will meet the performance requirements for vesting for the 2011 performance unit awards.

(2)	Stock option awards granted in 2009 were granted pursuant to our 2005 Stock Incentive Plan and stock option awards granted in 2010 and 2011 were granted pursuant to our 2009 Omnibus Equity Plan. In both cases the stock option awards become exercisable annually and ratably over four years after the date of grant. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, as calculated in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation”. The following assumptions were used in calculating the amounts listed:

The fair value of the options granted on January 2, 2009 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 74.87 percent; and a weighted average expected life of 6.25 years for the options.

The fair value of the options granted on January 4, 2010 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 3.0 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 77.38 percent; and a weighted average expected life of 6.25 years for the options.

The fair value of the options granted on January 3, 2011 was estimated using the Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 2.5 percent; dividend yields of 0.0 percent; volatility factors of the expected market price of the Company’s Common Stock of 72.53 percent; and a weighted average expected life of 6.25 years for the options.

(3)	Reflects amounts of non-equity incentive compensation earned under our Old Incentive Compensation Plan for 2009 and amounts earned under performance measures set under our 2009 Incentive Compensation Plan for 2010 and 2011. Our Compensation Committee determined that (i) our financial performance for 2009 achieved a weighted level of 99.24% of our 2009 performance measures; (ii) our financial performance for 2010 achieved a weighted level of 56.89% of our 2010 performance measures; and (iii) our financial performance for 2011 achieved a weighted level of 121.22% of our 2011 performance measures. We paid the cash incentive payments to our named executive officers on March 12, 2010, and March 11, 2011, and March 9, 2012, respectively.

(4)	All Other Compensation includes the following payments made on behalf of our executive officers. All amounts are calculated based on the aggregate incremental actual cost, in dollars, to us of the benefit listed.

	Year	Perquisites and Other Personal Benefits ($)(x)	Company Contributions to Benefit Plans ($)(y)	Total ($)
Samuel F. Thomas	2011	$12,000	$126,309	$138,309
	2010	12,000	53,093	65,093
	2009	12,000	24,017	36,017

Michael F. Biehl	2011	$12,000	$61,431	$73,431
	2010	12,000	24,594	36,594
	2009	12,125	24,594	36,719

Matthew J. Klaben	2011	$9,750	$56,118	$65,868
	2010	9,750	24,594	34,344
	2009	9,929	24,594	34,523

Kenneth J. Webster	2011	$9,750	$42,806	$52,556
	2010	9,750	23,859	33,609
	2009	9,929	24,342	34,271

(x)	In 2009, 2010 and 2011, each of the named executive officers received an automobile allowance. Also included is a wellness credit of $204 for Messrs. Klaben and Webster in 2009. The 2009 amounts also include a taxable fringe benefit of $129, $125 and $125 respectively, for Messrs. Biehl, Klaben and Webster. The 2010 and 2011 amounts also include a taxable fringe benefit of $150 for Mr. Klaben and Mr. Webster.

(y)	Includes 401(k) plan matching and other contributions made by us for Messrs. Biehl, Klaben and Webster. For Mr. Thomas, includes 401(k) plan matching and other contributions in each year as well as $29,077 in Company contributions made pursuant to the New Deferred Income Plan for 2010 and $82,531 in Company contributions made pursuant to the New Deferred Income Plan for 2011. For Messrs. Biehl, Klaben and Webster, the 2011 amount includes $18,774, $13,660 and $681, respectively, in Company contributions made pursuant to the New Deferred Income Plan for 2011. See the “2011 Nonqualified Deferred Compensation Table” for more information about the executives’ deferred income plan payments.

(5)	For 2009, Mr. Thomas’ annual rate of salary was $500,000 at January 1, 2009 but was raised by our Compensation Committee to an annual rate of $550,000 effective November 1, 2009.

(6)	Effective March 1, 2008, the Board of Directors appointed Kenneth J. Webster Chief Accounting Officer and Controller of the Company. On May 27, 2010, Mr. Webster was promoted to Vice President, Chief Accounting Officer and Controller. Mr. Webster’s annual base salary rate was increased from $163,800 to $180,000 effective June 1, 2010.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our named executive officers for our 2011 fiscal year, presented in accordance with SEC rules.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Samuel F. Thomas	1/03/11	(3)								33,070	$36.45	$799,269
	1/03/11	(4)							12,990			473,486
	1/03/11	(5)				6,495	12,990	19,485				473,486
			—	$975,000	$1,462,500							—

Michael F. Biehl	1/03/11	(3)								7,240	$36.45	$174,984
	1/03/11	(4)							2,840			103,518
	1/03/11	(5)				1,420	2,840	4,260				103,518
			—	$300,000	$450,000							—

Matthew J. Klaben	1/03/11	(3)								3,560	$36.45	$86,042
	1/03/11	(4)							1,390			50,666
	1/03/11	(5)				695	1,390	2,085				50,666
			—	$191,363	$287,045							—

Kenneth J. Webster	1/03/11	(3)								2,590	$36.45	$62,598
	1/03/11	(4)							1,020			37,179
	1/03/11	(5)				510	1,020	1,530				37,179
			—	$120,900	$181,350							—

(1)	These columns show the potential payouts for each named executive officer based on performance goals set in the first quarter of 2011 under the 2009 Incentive Compensation Plan for fiscal year 2011. Detail regarding the actual award payouts for 2011 under the performance goals under the 2009 Incentive Compensation Plan is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis above.
(2)	The values included in this column represent the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation.”
(3)	Nonqualified stock options granted pursuant to the 2009 Omnibus Equity Plan. These options vest with respect to one-fourth the total number of common shares underlying the stock options on each of the first four anniversaries of the grant date.
(4)	Restricted stock awards granted pursuant to the 2009 Omnibus Equity Plan. The restricted stock awards vest in equal installments on each of the first three anniversaries of the date of grant. Detail regarding the restricted stock awards is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.
(5)	Performance units granted pursuant to the 2009 Omnibus Equity Plan. Detail regarding the performance unit awards is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

Description of Employment Agreements

Each of the Company’s current executive officers is employed pursuant to an employment agreement (the “Employment Agreements”) effective February 26, 2008 with respect to Messrs. Thomas, Biehl and Klaben and March 1, 2008 with respect to Mr. Webster. The Employment Agreements provide for an initial two-year employment term which automatically renews for additional one year periods. The Employment Agreements further provide for an automatic three-year extension in the event of a Change in Control of the Company. During the employment term, the executive is entitled to receive at least the base salary in effect as of the effective date of the Employment Agreement, together with the right to participate in the Company’s employee benefit plans, including health, life and disability insurance, retirement, deferred compensation and fringe benefits, as well as any incentive and equity compensation plans, as in effect from time to time, on the same basis as such plans are made available to other senior executives, and to receive a car allowance. Annual base salaries of the Company’s executive officers under their respective Employment Agreements for 2012 are set forth under “Compensation Discussion and Analysis—Elements of Compensation—Base Salary” above.

Pursuant to the Employment Agreements, during the employment term, each executive is eligible to receive an annual bonus (an “Annual Bonus”) of up to one hundred fifty percent (150%) of a target amount designated for each executive, based upon a percentage of such executive’s annual base salary (the “Base Target”). Annual Bonuses are based upon the achievement of performance targets established by the Board of Directors, or a duly authorized committee thereof, no later than 90 days after the beginning of each fiscal year during the employment period. Annual Bonuses, if any, are payable within two and one-half months after the end of the applicable fiscal year. Annual Bonuses are determined in accordance with the terms of the Company’s 2009 Incentive Compensation Plan, as currently in effect and as it may be amended from time to time, including any predecessor or successor plan. In the event of an Incentive Plan Change in Control (as defined below under “Other Potential Post-Employment Payments-Payments made upon Change in Control”), the Annual Bonus may be pro-rated in accordance with the terms of the 2009 Incentive Compensation Plan or such a predecessor or successor plan. Base Targets of the Company’s executive officers under their respective Employment Agreements for 2012 are set forth above under “Compensation Discussion and Analysis—Elements of Compensation—Annual and Other Cash Incentive Awards.”

Under the Employment Agreements, our executive officers are entitled to receive monthly automobile allowances for 2012 in the following amounts: (i) Mr. Thomas, $1,000; (ii) Mr. Biehl, $1,000; (iii) Mr. Klaben, $800; and (iv) Mr. Webster, $800.

Additionally, in connection with our initial public offering, consummated on July 31, 2006, we entered into amended and restated management stockholder’s agreements, effective as of April 1, 2006, with certain members of our management, including Messrs. Thomas, Biehl and Klaben.

Pursuant to and subject to the terms of the amended and restated management stockholder’s agreements, each of these executives has the opportunity to include in registered sales of our Common Stock (other than an initial public offering or relating to any employee benefit plan or corporate merger, acquisition or reorganization) and any shelf registration statement filed by us with respect to our Common Stock, all or any part of the “registrable securities” (as such term is defined in the amended and restated management stockholder’s agreements) then held by the executive. We will pay all of the expenses associated with an offering of such shares. Underwriting discounts will be shared proportionally.

For more terms, including post-termination payments and restrictive covenants, see “Other Potential Post-Employment Payments.”

Equity and Incentive Plan Awards

Chart Industries, Inc. 2009 Incentive Compensation Plan

Cash bonuses payable to the executive officers for 2010, 2011 and if earned in 2012 are payable pursuant to performance measures set under the 2009 Incentive Compensation Plan, which was adopted by the Board of Directors and approved by our stockholders on May 19, 2009. The performance measures established under the 2009 Incentive Compensation Plan for fiscal years 2010, 2011 and 2012 for executive officers are operating income, net income and working capital. The Compensation Committee selected these measures to align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. Under these targets, our executive officers are eligible to earn a cash incentive bonus for our 2012 fiscal year if performance exceeds threshold amounts in an amount up to a pre-determined percentage, ranging from 90% to 195% of the executive officer’s base salary (with higher ranked officers eligible to receive a higher percentage of base salary), at maximum performance levels. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. Our Compensation Committee has determined that our financial performance for 2011 achieved a weighted level of 121.22% of our 2011 performance measures, compared to a weighted level of 56.89% of our 2010 performance measures and a weighted level of 99.24% for 2009. Accordingly, we paid the annual bonuses for 2011 to our named executive officers set forth in the 2011 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

Under the 2009 Incentive Compensation Plan, a performance period may be for a fiscal year or a multi-year cycle, as determined by the Compensation Committee, and performance objectives upon the attainment of which target incentive bonuses will be awarded may be based on one or more of certain performance criteria which may relate to us, one or more of our subsidiaries, our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. The Compensation Committee may appropriately adjust any performance evaluation under a performance objective or objectives to reflect or exclude certain unusual events that may occur during the performance period. If there is an Incentive Plan Change in Control the Compensation Committee will determine promptly, in its discretion, whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the Incentive Plan Change in Control occurs and for any completed performance period for which a determination under the plan has not been made. If the Committee determines the criteria have been met, participants will receive their bonuses as soon as practicable, but in no event more than 30 days after the determination.

Pursuant to the terms of the 2009 Incentive Compensation Plan, no executive officer or other participant may receive a bonus, with respect to any fiscal year, in excess of $5.0 million. The Compensation Committee has absolute discretion to reduce or eliminate the amount otherwise payable under the 2009 Incentive Compensation Plan and to establish rules or procedures which limit the amount payable to a participant to an amount that is less than the amount otherwise approved as that participant’s incentive bonus, except that following an Incentive Plan Change in Control the Compensation Committee continues to have such right only in the event that a participant engages in misconduct or materially fails to fulfill his or her duties, in each case, as determined by the Compensation Committee.

Chart Industries, Inc. Incentive Compensation Plan

Cash bonuses payable for 2009 to the executive officers are payable pursuant to and in accordance with the Old Incentive Compensation Plan, which was adopted by the Board of Directors and approved by our stockholders on July 17 and July 18, 2006, respectively. The performance measures established under the Old Incentive Compensation Plan for fiscal year 2009 for executive officers were operating income, net income and working capital. The Compensation Committee selected these measures to align executive officer cash bonus measures to measures that are believed to be meaningful indications of our performance for our public stockholders. Actual performance below the minimum performance threshold for a performance objective would result in no payment based on that objective. As discussed above, our Compensation Committee determined that our financial performance for 2009 achieved a weighted level of 99.24% of our 2009 performance measures. Accordingly, we paid the annual bonuses for 2009 to our named executive officers set forth in the 2011 Summary Compensation Table under the caption “Non-Equity Incentive Plan Compensation.”

Chart Industries, Inc. 2009 Omnibus Equity Plan and the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan

The 2009 Omnibus Equity Plan was initially adopted by our Board of Directors and approved by stockholders on May 19, 2009. The 2009 Omnibus Equity Plan is intended to replace the 2005 Stock Incentive Plan. The purpose of the 2009 Omnibus Equity Plan is to attract and retain skilled and qualified officers, employees and directors who are expected to contribute to our long-term success by providing long-term incentive compensation opportunities competitive with those made available by other companies, to motivate participants to achieve the long-term success and growth of the Company, to facilitate ownership of shares of the Company, and to align the interests of participants with those of our stockholders.

Both the 2009 Omnibus Equity Plan and the 2005 Stock Incentive Plan provide for grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, and (5) other stock-based grants, including shares of our Common Stock awarded to our non-employee directors, executive officers, other key employees and consultants. As of March 27, 2012, there were 604,219 shares reserved for issuance and 338,061 shares available for future awards under the 2009 Omnibus Equity Plan. As of March 31, 2012, there were 456,303 shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan. No new grants will be made under the 2005 Stock Incentive Plan, but we expect shares will be issued in the future under outstanding awards. For information about Common Stock issuable under the 2009 Omnibus Equity Plan and 2005 Stock Incentive Plan at March 27, 2012, see “Equity Compensation Plan Information.”

Both the 2009 Omnibus Equity Plan and 2005 Stock Incentive Plan are administered by our Board of Directors, which has delegated its duties and powers to our Compensation Committee. The Compensation Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2009 Omnibus Equity Plan or the 2005 Stock Incentive Plan and to waive any such terms and conditions at any time. The Compensation Committee is authorized to interpret the 2009 Omnibus Equity Plan and the 2005 Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2009 Omnibus Equity Plan or the 2005 Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2009 Omnibus Equity Plan or the 2005 Stock Incentive Plan. The Compensation Committee is authorized to correct any defect or supply any omission or reconcile any inconsistency in either plan in the manner and to the extent the committee deems necessary or desirable.

An option holder may exercise an option by written notice and payment of the exercise price (1) in cash, (2) to the extent permitted by our Board of Directors, by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months (or such other period as established from time to time by the Board consistent with the applicable plan), (3) in a combination of cash and shares of Common Stock (as qualified by clause (2)), (4) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and deliver to us an amount equal to the exercise price for the shares of Common Stock being purchased or (5) through such cashless exercise procedures as the Board may permit. Holders who are subject to the withholding of federal and state income tax as a result of exercising an option or the vesting or grant of another award under our 2009 Omnibus Equity Plan or 2005 Stock Incentive Plan may satisfy the income tax withholding obligation through the withholding of a portion of the shares of Common Stock to be received under such procedures as our Compensation Committee may approve.

Please see the discussion under Proposal 4 in this Proxy Statement with respect to the Company’s proposal to approve and adopt the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan. If approved, the amendment and restatement will, among other things, increase the number of shares available for grant, as well as certain sub-limits on those shares. Proposal 4 also contains a description of the material terms of the proposed Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table and related notes and discussion present information about equity awards held by our named executive officers at December 31, 2011.

	Option Awards(1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(12)
Samuel F. Thomas	244,264	(2)	—		$6.50	11/23/2015
	18,300	(3)	—		27.74	8/02/2017
	14,212	(4)	4,738	(4)	30.95	1/02/2018
	25,000	(5)	25,000	(5)	11.00	1/02/2019
	11,793	(6)	35,377	(6)	17.03	1/04/2020
			33,070	(7)	36.45	1/03/2021
	—		—		—	—	26,150	(8)	$1,413,931
							12,990	(9)	702,369
							28,947	(10)	1,565,164
							12,990	(11)	702,369

Michael F. Biehl	—		1,625	(4)	30.95	1/02/2018
	—		4,875	(5)	11.00	1/02/2019
	—		8,250	(6)	17.03	1/04/2020
			7,240	(7)	36.45	1/03/2021
	—		—		—	—	8,990	(8)	486,089
							2,840	(9)	153,559
							6,194	(10)	334,910
							2,840	(11)	153,559

Matthew J. Klaben	2,900	(3)	—		27.74	8/02/2017
	2,265	(4)	755	(4)	30.95	1/02/2018
	2,605	(5)	2,605	(5)	11.00	1/02/2019
	1,432	(6)	4,298	(6)	17.03	1/04/2020
			3,560	(7)	36.45	1/03/2021
	—		—		—	—	4,800	(8)	259,536
							1,390	(9)	75,157
							3,227	(10)	174,484
							1,390	(11)	75,157

Kenneth J. Webster	1,300	(3)	—		27.74	8/02/2017
	1,680	(4)	560	(4)	30.95	1/02/2018
	—		1,680	(5)	11.00	1/02/2019
	—		2,895	(6)	17.03	1/04/2020
			2,590	(7)	36.45	1/03/2021
	—		—		—	—	3,090	(8)	167,076
							1,020	(9)	55,151
							2,174	(10)	117,548
							1,020	(11)	55,151

(1)	The securities underlying options which were granted in 2009, 2010 and 2011 are also included in the aggregate grant date fair value in the “Option Awards” column of the 2011 Summary Compensation Table.

(2)	The securities underlying these options represent performance options granted under the 2005 Stock Incentive Plan. The performance options became exercisable upon the recognition of a net return by First Reserve, our then private equity owner, with respect to its investment in the Company in connection with the Company’s secondary offering in June 2007.
(3)	The securities underlying these options represent options granted on August 2, 2007 under the 2005 Stock Incentive Plan and vest annually in equal installments over four years based on continued service.
(4)	The securities underlying these options represent options granted on January 2, 2008 under the 2005 Stock Incentive Plan and vest annually in equal installments over four years based on continued service.
(5)	The securities underlying these options represent options granted on January 2, 2009 under the 2005 Stock Incentive Plan and vest annually in equal installments over four years based on continued service.
(6)	The securities underlying these options represent options granted on January 4, 2010 under the 2009 Omnibus Equity Plan and vest annually in equal installments over four years based on continued service.
(7)	The securities underlying these options represent options granted on January 3, 2011 under the 2009 Omnibus Equity Plan and vest annually in equal installments over four years based on continued service. These stock options are also included in the “All Other Option Awards” column of the 2011 Grants of Plan-Based Awards Table.
(8)	These performance units were granted on February 23, 2009 pursuant to the 2005 Stock Incentive Plan. Detail regarding the performance units is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis, including discussion of the vesting of 111.05% of these performance units on February 23, 2012.
(9)	These performance units were granted on January 3, 2011 pursuant to the 2009 Omnibus Equity Plan. Detail regarding the performance units is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.
(10)	These restricted stock awards were granted on February 22, 2010 pursuant to the 2009 Omnibus Equity Plan. The restricted stock awards vest in equal installments on each of the first three anniversaries of the date of grant. Detail regarding the restricted stock is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis.
(11)	These restricted stock awards were granted on January 3, 2011 pursuant to the 2009 Omnibus Equity Plan. The restricted stock awards vest in equal installments on each of the first three anniversaries of the date of grant. Detail regarding the restricted stock is reported in the “2011 Summary Compensation Table” and is included in the Compensation Discussion and Analysis. These restricted stock awards are also included in the “All Other Stock Awards” column of the 2011 Grants of Plan-Based Awards Table.
(12)	Calculated based on a December 30, 2011 closing price of $54.07.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents information about the number of shares issued upon option exercises, restricted stock and restricted unit vesting, and the value realized upon exercise or vesting, by our named executive officers in 2011.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Samuel F. Thomas	350,000	$15,467,492	20,083	$789,864
Michael F. Biehl	38,844	1,281,945	5,024	197,594
Matthew J. Klaben	62,439	2,815,488	2,507	98,600
Kenneth J. Webster	2,645	78,401	1,749	68,788

(1)	Represents shares acquired in connection with the vesting on February 22, 2011 of 32.19% of the performance unit awards granted in 2008 and the February 22, 2011 vesting of one-third of the restricted stock awards granted on February 22, 2010.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table and related notes and discussion present information about the amount of compensation deferred, and the earnings accrued thereon, by our named executive officers in 2011. Pursuant to the terms of the New Deferred Income Plan, on February 9, 2012 the Company made the following payments in the amounts of $82,531, $18,774, $13,660 and $681 for 2011 for Messrs. Thomas, Biehl, Klaben and Webster, respectively, which are included in the “2011 Summary Compensation Table” under “All Other Compensation.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Samuel F. Thomas	$—	$82,531	$(10,923)	$—	$206,679
Michael F. Biehl	—	18,774	—	—	18,774
Matthew J. Klaben	8,772	13,660	(893)	—	21,539
Kenneth J. Webster	—	681	—	—	681

Pursuant to the Company’s New Deferred Income Plan and Old Deferred Income Plan (together the “Deferred Income Plans”), eligible employees (and directors under the Old Deferred Income Plan) are entitled to elect to defer up to 100% of their compensation, consisting of total salary, bonuses and commissions or director and meeting fees payable in a calendar year. Regardless of the circumstances under which a participant’s relationship with the Company terminates, all deferrals made pursuant to the plan will be fully vested. Contributions made by the Company, and any gains or losses on such contributions, vest ratably over three years of participation in the Old Deferred Income Plan and ratably after five years of service under the New Deferred Income Plan. Generally, deferral elections are made by participants in the taxable year immediately prior to the taxable year to which the deferral pertains, and are effective as of the first day of such taxable year. The Deferred Income Plans are unfunded and all benefits under the plan are payable solely from the general assets of the Company.

Benefits under the Deferred Income Plans are payable upon the participant’s reaching his or her normal or early retirement date or termination of employment. Payments are made either in a lump sum, or in equal annual installments for a period of up to ten years, as designated by the participant at the time of deferral. Payments may be accelerated under the Deferred Income Plans in the event that (1) a plan interest under the Old Deferred Income Plan is awarded to a former spouse of a participant under court order; (2) a “change in control” (as defined under the Deferred Income Plans) occurs; (3) a participant has an unforeseeable emergency; (4) a participant becomes disabled; or (5) death occurs prior to completion of payment of benefits. The Company would not expect to permit a participant to receive more than one distribution as a result of an unforeseeable emergency in any calendar year. A participant may also elect to receive an in-service distribution at the time of completing an election of deferral, and such payment is payable in a lump sum on the designated in-service withdrawal date. For information regarding post-termination payments under the plan, see “Other Potential Post-Employment Payments.”

Participants in the Deferred Income Plans may direct the investment of their balance held within the plan among a number of alternative investment fund options, and earnings and losses on participants’ investments are determined based on the individual performance of the underlying investment options. A participant may regularly change their investment allocation within the plans. A rabbi trust has been established under the plans to hold assets separate from our other assets for the purpose of paying future participant benefit obligations. Assets held in the rabbi trust are available to our general creditors in the event of our insolvency.

Notwithstanding anything in the Deferred Income Plans to the contrary, the Deferred Income Plans are administered in accordance with the requirements of, or to meet the requirements for exemption from, Section 409A of the Internal Revenue Code.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The table below and related notes and discussion summarize certain information related to the amount of compensation payable to each of the named executive officers of our Company under their respective Employment Agreements in the event of termination of the executive’s employment due to resignation without good reason and termination for cause, involuntary termination without cause or resignation with good reason and not within two years after a Change in Control, death, disability or retirement, and involuntary termination without cause or resignation with good reason within two years after a Change in Control, and upon a Change in Control.

Payments made upon Involuntary Termination for “Cause” or Resignation without “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by us for “Cause” or resigns without “Good Reason,” he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. Under the terms of the Employment Agreements, “Cause” is defined as the executive’s willful failure to perform duties, commission of, or plea of guilty or no contest to a felony or crime involving moral turpitude, willful malfeasance or misconduct which is demonstrably injurious to us or our subsidiaries, material breach of the material terms of the agreement, commission of an act of gross negligence, corporate waste, disloyalty or unfaithfulness to us which adversely affects our business or that of our subsidiaries or affiliates, or any other act or course of conduct which will demonstrably have a material adverse effect on us or a subsidiary or an affiliate’s business. “Good Reason” is defined as: (i) a material diminution in executive’s base salary (excluding any general salary reduction similarly affecting substantially all other senior executives of the Company as a result of a material adverse change in the Company’s prospects or business); (ii) a material diminution in executive’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which executive must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, the unvested portion of all stock options will be cancelled.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated by us for Cause or resigns without Good Reason, any unvested restricted stock will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plans, in the event that a participant’s employment is terminated due to (1) conviction of certain crimes enumerated in the Deferred Income Plan or (2) any breach of the duty of loyalty to us, any acts of omission in the performance of a participant’s Company duties not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction in the performance of a participant’s Company duties from which the participant derived an improper personal benefit (“Cause” under the Deferred Income Plans), the participant will not be entitled to receive any benefits or payments under the terms of the plan, other than the participant’s deferrals. If a participant’s employment is termination for resignation without Good Reason, the participant will be entitled to receive benefits and payments based on the participant’s vested account.

Payments made upon Involuntary Termination Without Cause or Resignation for “Good Reason”

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason not within two years of a Change in Control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200%; Mr. Biehl, 150%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period, depending upon the executive’s position: Mr. Thomas, 24 months; Mr. Biehl, 18 months; and all other executives, 12 months. To the extent that continued coverage is not permissible under the terms of such plans beyond eighteen months, we may instead pay an amount equal to the premium subsidy we would have otherwise paid on the executive officer’s behalf for such coverage.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested stock options will be cancelled by us without consideration.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason, any unvested restricted stock will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plans, in the event that a participant’s employment is terminated by us without Cause or by resignation for Good Reason, the participant will be entitled to receive benefits and payments based upon the participant’s vested account.

Payments made upon Termination by Reason of Death or Disability; Retirement

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by reason of death or ceases to be employed as a result of disability he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, a pro rata portion of the annual bonus, if any, that the executive would have been entitled to receive for the year in which the termination occurs, based on our actual results for the year and the percentage of the fiscal year that has elapsed through the date of the executive’s termination of employment.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that a named executive officer is terminated due to death or disability, (x) any stock options awarded in 2005 or 2006 that would have vested in the calendar year in which such termination occurs, will become fully vested and (y) any stock options awarded in 2007 through 2012 will become immediately vested. Under the terms of the stock option agreements governing stock options awarded in 2007 through 2012, in the event a named executive officer is terminated due to retirement upon reaching the age of 60, provided the executive has completed 10 years of service with us (“Retirement”), the options will continue to vest and become exercisable as if the officer had remained employed. No named executive officer was eligible for Retirement on December 31, 2011, and accordingly, the table below does not present any benefits associated with Retirement.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated due to Retirement, death or disability during the performance period, the executive (or his or her beneficiary or beneficiaries) shall be entitled to a pro-rated number of units calculated by multiplying (x) by (y) where: (x) is the number of Shares, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the number of months in the performance period. No named executive officer was eligible for Retirement on December 31, 2011, and accordingly, the table below does not present any benefits associated with Retirement.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers in 2010 and 2011, in the event that a named executive officer is terminated as a result of death or disability or as the result of the participant’s Retirement with the Committee’s approval, the restricted stock, together with any shares issued as a result of the investment of dividends attributable to the restricted stock will, to the extent not then vested and not previously canceled, immediately become fully vested as of the date of the death or disability or Retirement with Committee approval.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plans, in the event that a participant’s employment is terminated due to death or “disability”, the benefit payable to the participant under the Deferred Income Plans will fully vest. We will distribute the participant’s account as soon as practicable following the date of death or disability. In the event that either death or disability occurs prior to commencement of the payment of benefits, payments will be made as a lump sum. In the event that a participant’s employment is terminated due to death following the commencement of the payment of benefits, but prior to the completion of all such benefits, we will continue to make installment payments under the Old Deferred Income Plan over the remainder of the period, as though the participant had survived, but pay benefits under the New Deferred Income Plan to the participant’s designated beneficiary in a lump sum.

Payments made upon Expiration of Employment Term

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, he will be entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination. No named executive officer’s Employment Agreement could have terminated on December 31, 2011, as a result of the rolling term of the agreement, since we could not have provided the required notice before expiration under the terms of the applicable agreement. Accordingly, no benefits are shown in the table below related to expiration of the Employment Agreement term on December 31, 2011.

Treatment of Nonqualified Stock Options. Under the terms of the stock option agreements under which the non-qualified stock options were awarded to the executive officers, in the event that the employment of a named executive officer is terminated upon expiration of the employment term without renewal, the unvested portion of all options will be cancelled by us without consideration.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal during the performance period, all performance units will be cancelled.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event that a named executive officer is terminated upon expiration of the employment term without renewal, any unvested restricted stock will be cancelled.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plans, in the event that a participant’s employment is terminated upon expiration of the employment term without renewal, the participant will be entitled to receive an amount equal to the participant’s vested account. The payment generally will be made on or about the first day of the seventh month following termination.

Payments made Following Change in Control

Salary, Bonus and Benefits. Pursuant to the terms of the Employment Agreements, in the event that a named executive officer is terminated by us without Cause or resigns for Good Reason within two years of a Change in Control, he is entitled to receive his base salary, annual bonus and benefits, including accrued but unpaid vacation, that are earned but unpaid as of the date of termination and, subject to the execution and delivery of a release of claims against us and compliance with the restrictive covenants described below under—“Restrictive Covenants that Apply During and After Termination of Employment”, (1) a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 300%; Mr. Biehl, 200%; and all other officers, 100%; and (2) continued coverage under the Company’s group health plans for the following period: Mr. Thomas, 36 months; Mr. Biehl, 24 months; and all other executives, 12 months. The severance payments to be paid to the executive officers upon a termination of employment without Cause or for Good Reason within two years following a Change in Control may be reduced under the Employment Agreements if (x) the payments would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Code Section 280G and (y) the reduced payments would result in the executive officer receiving a greater net after-tax payment.

Treatment of Nonqualified Stock Options. Under the terms of the 2005 Stock Incentive Plan and the 2009 Omnibus Equity Plan and the stock option agreements under which the non-qualified stock options were awarded to the named executive officers, in the event of the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 50% (30% in the case of the 2009 Omnibus Equity Plan and the 2009 Incentive Compensation Plan) of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office (each, an “Incentive Plan Change in Control”), the stock options will immediately become fully vested and exercisable.

Treatment of Performance Units. Under the terms of the performance unit agreements under which the performance units were awarded to the named executive officers, in the event of an Incentive Plan Change in Control, (1) the performance requirements shall be deemed to have been satisfied at the greater of either: (i) the target level of the performance requirements as if the entire performance period had elapsed; or (ii) the level of actual achievement of the performance requirements as of the date of the Incentive Plan Change in Control; and (2) the appropriate number of shares, or, if the Committee so elects, cash, shall be issued or paid to the executive not later than 30 days after the date of the Incentive Plan Change in Control.

Treatment of Restricted Stock. Under the terms of the restricted stock agreements under which restricted stock was awarded to the named executive officers, in the event of an Incentive Plan Change in Control, subject to the Participant’s continuous employment from the grant date through the date of the Incentive Plan Change in Control, the restricted stock, together with any shares issued as a result of the investment of dividends attributable to the restricted stock will, to the extent not then vested and not previously forfeited or canceled, immediately become fully vested as of the date of the Incentive Plan Change in Control.

Treatment of Deferred Compensation. Under the terms of the Deferred Income Plans, in the event of a change of ownership or effective control of the Company within the meaning of Section 409A of the Internal Revenue Code, a participant’s interest in all amounts credited to the participant’s account under the plans will fully and immediately vest, become nonforfeitable and be distributed in a single lump sum.

Restrictive Covenants that Apply During and After Termination of Employment

Under the Employment Agreements, each executive is required to comply with certain restrictive covenants during his employment term and for the following period following the date of termination: Mr. Thomas, 24 months (extended to 36 months if Change in Control severance is received); Mr. Biehl, 18 months (extended to 24 months if Change in Control severance is received); and all other executives, 12 months (the “Restricted Period”). During the Restricted Period, the executive shall not, whether on the executive’s own behalf or on behalf of or in conjunction with any person, directly or indirectly compete with the Company or solicit customers or employees of the Company. In addition, the executive may not disclose any confidential information about the Company during or at any time following the employment period.

Potential Post-Employment Payments under the Employment Agreements

Assuming that the employment of each named executive officer was terminated under each of the following circumstances on December 30, 2011, the last business day of 2011, payments made and benefits provided would have the following estimated values:

	Involuntary Termination for Cause/Resignation by Executive without Good Reason	Involuntary Termination without Cause/Resignation by Executive for Good Reason	Disability/Death(8)	Change in Control(9)
Cash Severance(1)
Samuel F. Thomas	$—	$3,250,000	$—	$4,875,000
Michael F. Biehl	—	900,000	—	1,200,000
Matthew J. Klaben	—	446,513	—	446,513
Kenneth J. Webster	—	306,900	—	306,900

Annual Incentive Plan Bonus(2)
Samuel F. Thomas	—	—	1,181,895	1,181,895
Michael F. Biehl	—	—	363,660	363,660
Matthew J. Klaben	—	—	231,970	231,970
Kenneth J. Webster	—	—	146,555	146,555

Health and Welfare Benefits(3)
Samuel F. Thomas	—	35,812	—	53,718
Michael F. Biehl	—	26,864	—	35,818
Matthew J. Klaben	—	17,909	—	17,909
Kenneth J. Webster	—	17,909	—	17,909

Accelerated vesting of time options(4)
Samuel F. Thomas	—	—	3,079,350	3,079,350
Michael F. Biehl	—	—	680,685	680,685
Matthew J. Klaben	—	—	351,578	351,578
Kenneth J. Webster	—	—	238,172	238,172

Accelerated vesting of performance units(5)
Samuel F. Thomas	—	—	1,804,261	2,272,508
Michael F. Biehl	—	—	590,931	693,340
Matthew J. Klaben	—	—	313,227	363,350
Kenneth J. Webster	—	—	203,898	240,665

Accelerated vesting of restricted stock(6)
Samuel F. Thomas	—	—	2,267,533	2,267,533
Michael F. Biehl	—	—	488,469	488,469
Matthew J. Klaben	—	—	249,641	249,641
Kenneth J. Webster	—	—	172,699	172,699

Deferred Compensation(7)
Samuel F. Thomas	—	—	—	—
Michael F. Biehl	—	—	—	—
Matthew J. Klaben	—	—	—	—
Kenneth J. Webster	—	—	—	—

TOTAL
Samuel F. Thomas	$—	$3,285,812	$8,333,039	$13,730,004
Michael F. Biehl	—	926,864	2,123,745	3,461,972
Matthew J. Klaben	—	464,422	1,146,416	1,660,961
Kenneth J. Webster	—	324,809	761,324	1,122,900

(1)	Cash severance amounts consist of a lump sum payment equal to the following percentage of the executive’s base salary and target annual bonus: Mr. Thomas, 200% (300% if after a Change in Control); Mr. Biehl, 150% (200% if after a Change in Control); and all other officers, 100%. The amounts in the table do not include accrued but unused vacation, since the policy governing vacation for the executive officers mandates the forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumed termination of employment on the last day of the year. In the event that an executive is terminated prior to the end of the fiscal year, the executive would be entitled to compensation for any unused vacation that could be used prior to the end of the fiscal year. Our executives are presently entitled to the following vacation benefits: Mr. Thomas, five weeks; Mr. Biehl, four weeks; Mr. Klaben, four weeks; and Mr. Webster, four weeks.
(2)	Our 2009 Incentive Compensation Plan, under which incentive bonuses were paid for 2011, generally requires a participant to be employed on the day of payment of the bonus, which was March 9, 2012. The bonus amounts payable under the incentive plan are based on the realization of 121.22% of our 2011 performance goals, as set forth under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” portion of the “2011 Grants of Plan-Base Awards Table” above and in the “2011 Summary Compensation Table” above. The Compensation Committee has the authority to exercise negative discretion under the 2009 Incentive Compensation Plan to reduce or eliminate incentive bonuses based on certain factors. See “Compensation Discussion and Analysis—Elements of Compensation—Annual and Other Cash Incentive Awards” for additional information about the Compensation Committee’s negative discretion under the 2009 Incentive Compensation Plan. The presentation in the table assumes the Compensation Committee did not exercise such negative discretion.
(3)	Health and welfare benefits consist of health care and dental. These benefits after termination of employment for 2011 have been calculated based on actual cost to us for 2012. For each year following 2012, costs are approximated based on the actual cost for 2012 plus an assumed 5% annual increase in medical benefits cost and an assumed 3% annual increase in dental benefit cost.
(4)	The value of the stock options that vest upon death or disability or an Incentive Plan Change in Control represents the difference between the aggregate market value of the shares underlying the unvested portion of these options on December 30, 2011, at $54.07 per share, the closing price of our Common Stock on that day, and the aggregate exercise price of the option.
(5)	In the event of termination due to disability or death, the executive (or his or her beneficiary) is entitled to a pro-rated number of performance units, calculated by multiplying (x) by (y) where: (x) is the number of units, if any, that would have been earned by the executive as the result of the satisfaction of the performance requirements; and (y) is the number of months that the executive was employed (rounded up to the nearest whole number) during the performance period divided by the total number of months in each performance period. With respect to death or disability, the table reflects the current assumption, based on information available for performance through December 31, 2011, that the performance goals for units awarded in 2009 would have vested in an amount equal to 111.05% of the total amount of performance units granted in 2009. For performance units awarded in 2011 the table reflects the assumption that the performance units granted in 2011 will vest at 100% of target levels, even though we are unable to accurately predict the actual performance of the 2011 awards. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” above for more information about these assumptions. Whether or to what extent awards actually will be earned depends on future events. The value of the performance units upon an Incentive Plan Change in Control represents the product of (i) the total number of units earned at satisfaction of the target level performance requirements as if the entire performance period had elapsed, and (ii) $54.07.
(6)	The value of the restricted stock awards that vest upon death or disability or an Incentive Plan Change in Control represents the aggregate market value of the shares underlying the unvested portion of the restricted stock awards on December 30, 2011, at $54.07 per share, the closing price of our Common Stock on that day.

(7)	The Company does not provide above-market returns on any participant balances in the Deferred Income Plans. The executive officers all received Company contributions under the New Deferred Compensation Plan for 2011. Since the executives are fully vested in these amounts, they are not recognized in the table. For specific deferred compensation balances, see “—2011 Nonqualified Deferred Compensation Table.”
(8)	No named executive officer was eligible for Retirement on December 30, 2011, and accordingly, the table does not present any benefits associated with Retirement.
(9)	Assumes termination of employment results from resignation for Good Reason or Involuntary Termination without Cause within two years following a Change in Control.

2011 DIRECTOR COMPENSATION TABLE

The following table and related notes and discussion summarize compensation paid to our non-employee directors for our 2011 fiscal year, presented in accordance with SEC rules.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
W. Douglas Brown	$73,000	$60,000	$133,000
Richard E. Goodrich	76,000	60,000	136,000
Steven W. Krablin	80,000	60,000	140,000
Michael W. Press	85,000	60,000	145,000
James M. Tidwell	69,000	60,000	129,000
Thomas L. Williams	69,000	60,000	129,000

Director Compensation

Directors who are also employees do not receive any additional compensation for services performed as a member of our Board of Directors or any committees thereof. As of July 1, 2011, we raised our annual cash retainer for our non-employee directors from $40,000 to $50,000 annually to more competitively compensate our directors relative to peers. We pay the annual retainer in equal quarterly installments, and grant quarterly to each non-employee director stock awards valued at $15,000 on the date of grant, which are fully vested on the date of grant. Awards for 2011 were made pursuant to our 2009 Omnibus Equity Plan. The receipt of stock may be deferred by each director until a later fiscal year after the grant date, or, if elected, until the earlier of the January following separation of service from the board or the occurrence of a change in control, in all cases to the extent permitted under Section 409A of the Internal Revenue Code.

In addition to the compensation described above, our lead independent director receives an annual retainer of $10,000, the chairperson of our Audit Committee receives an additional $8,000 annual retainer, the chairperson of our Compensation Committee receives an additional $8,000 annual retainer (raised from $6,000 annually effective July 1, 2011) and the chairperson of our Nominations and Corporate Governance Committee receives an additional $5,000 annual retainer, in each case paid in equal quarterly installments. Additionally, we pay our non-employee directors a fee of $2,000 for Board meetings scheduled to be held in person and a fee of $1,000 for Board meetings scheduled to be held telephonically. In connection with meetings of the committees of our Board of Directors, we pay our committee members a fee of $1,000 per committee meeting. In addition, our stock ownership guidelines were revised in October 2011 to provide that directors must accumulate investments of at least three times the value of their annual cash retainer in our Common Stock during their first 36 months on our Board. The stock ownership guidelines were also changed to require our Directors to maintain investments in Company stock at the Director guideline level after the expiration of the 36 month period. Shares of our Common Stock issuable upon settlement of stock units or granted as quarterly stock grants will count towards the requirement. As of March 27, 2012, all of our directors have met the ownership guidelines.

Equity grants in the form of stock awards made to our non-employee directors were granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value of our

Common Stock on the date of grant. Other than with respect to regular quarterly stock awards made to our non-employee directors as described above, we do not have any program, plan or policy which requires us to grant equity compensation on specified dates.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of W. Douglas Brown, Richard E. Goodrich, Steven W. Krablin and Thomas L. Williams. None of Messrs. Brown, Goodrich, Krablin or Williams is a present or past employee or officer of ours or any of our subsidiaries. None of our executive officers has served on the Board of Directors or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2011 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for fiscal 2011.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with Ernst & Young LLP the firm’s independence from the Company and its management, including the matters in the written disclosures and letter from Ernst & Young LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accountant’s communications with the Audit Committee concerning independence, which the Company has received.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit Committee has determined that the rendering of pre-approved non-audit services by Ernst & Young LLP was compatible with maintaining the registered public accounting firm’s independence.

Submitted by the Audit Committee of the Board of Directors as of February 23, 2012.

Steven W. Krablin, Chairman

Richard E. Goodrich

Michael W. Press

James M. Tidwell

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has reviewed the audit fees of the independent registered public accounting firm. For work performed in regard to fiscal years 2011 and 2010, the Company paid Ernst & Young LLP the following fees for services, as categorized below:

	Fiscal Year 2011	Fiscal Year 2010
Audit fees(1)	$1,802,200	$1,568,366
Audit-related fees(2)	$111,239	$96,100
Tax fees(3)	$290,413	$343,853
All other fees(4)	$2,000	$2,000
Total fees	$2,205,852	$2,010,319

(1)	Includes fees for audit services principally relating to the annual audit, quarterly reviews, statutory audits required internationally and registration statements.
(2)	Includes fees for services related to our acquisition activity in 2011 and 2010.
(3)	Tax compliance, tax advice and tax planning.
(4)	All other services not reported under (1) through (3). The fees listed above represent a subscription fee for online technical accounting guidance.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding Ernst & Young LLP’s examination of our consolidated financial statements and records for the year ended December 31, 2011.

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to the audit of each fiscal year, the Audit Committee receives a written report from Ernst & Young LLP describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. All audit related services, tax services and other services were pre-approved for 2011 by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has selected Ernst & Young LLP to audit our 2012 financial statements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2009 Omnibus Equity Plan and our 2005 Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,294,372	$16.69	531,137
Equity compensation plans not approved by security holders	—	—	—
Total	1,294,372	$16.69	531,137

(1)	The amount in column (a) includes: (i) 979,336 shares issuable upon the exercise of outstanding stock options; (ii) 7,846 shares subject to vested stock units; (iii) 293,910 shares issuable upon achievement of maximum targets for performance unit awards; and (iv) 13,280 shares issuable upon vesting of restricted stock units to foreign grantees in lieu of restricted stock.
(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price.

As a result of stock option, restricted stock unit, performance unit, leveraged restricted stock unit, restricted stock and director stock awards, option exercises, award payouts and forfeitures in the first quarter of 2012, the number of securities issuable upon exercise of outstanding options, warrants and rights granted under all of our existing equity plans as of March 27, 2012 is included in the table below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders(1)	1,060,522	$22.72	338,061
Equity compensation plans not approved by security holders	—	—	—
Total	1,060,522	$22.72	338,061

(1)	The amount in column (a) includes: (i) 896,640 shares issuable upon the exercise of outstanding stock options; (ii) 8,114 shares subject to vested stock units; (iii) 142,875 shares issuable if maximum targets for performance unit and leveraged restricted stock unit awards are achieved; and (iv) 12,893 shares issuable upon vesting of stock units granted to foreign grantees in lieu of restricted stock.
(2)	The weighted average exercise price of outstanding options, warrants and rights does not take into account stock unit awards or performance unit awards since these awards do not have an exercise price. The weighted averaged remaining term for the awards is 6.74 years at March 27, 2012.
(3)	As of March 27, 2012, 167,221 shares of the 338,061 shares remaining available for issuance are available for issuance as Full-Value Awards as defined in the 2009 Omnibus Equity Plan and there were 276,963 Full-Value Awards outstanding under the 2009 Omnibus Equity Plan. No Full-Value Awards are outstanding under the 2005 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own 10% or more of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and 10% or greater stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2011.

RELATED PARTY TRANSACTIONS

On March 27, 2007, our Board of Directors adopted written Related Party Transaction Policies and Procedures (the “Policy”), which provides that it is the policy of the Company not to enter into any “Related Party Transaction” (as such term is defined in the Policy) with one of our executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting securities or their related persons, unless either (i) the Audit Committee approves the transaction in accordance with the guidelines set forth in the Policy or (ii) the transaction is approved by a majority of the Company’s disinterested directors. Such Related Party Transactions shall be disclosed in the Company’s SEC filings as and to the extent required by applicable SEC rules and regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young LLP.

The selection of Ernst & Young LLP as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification; however, we are submitting the appointment of Ernst & Young LLP to the Company’s stockholders for ratification as a matter of good corporate practice and in order to provide a method by which stockholders may communicate their opinion to the Audit Committee. The Sarbanes-Oxley Act of 2002 requires that the Audit Committee be directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. If our stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, and may retain that firm or another firm without re-submitting the matter to our stockholders. Even if our stockholders ratify the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the interests of our stockholders.

Our Board of Directors unanimously recommends a vote FOR Proposal No. 2 to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012.

PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S

EXECUTIVE COMPENSATION

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our stockholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Although the vote is advisory only and is non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. Under current Board policy, the stockholder vote for advisory approval of named executive officer compensation will occur annually. The next such vote will occur at our 2013 annual meeting of stockholders.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to:

•	create and enhance stockholder value by attracting and retaining key executive talent;

•	align our executive officers’ incentives with stockholder value creation by tying compensation to the achievement of measurable operational and strategic objectives; and

•	award compensation at levels commensurate with each executive officer’s performance, experience and responsibilities.

Our programs seek to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives, with appropriate governance policies to mitigate risks associated with our programs. Our annual incentives are strongly performance based, with cash amounts that are tied directly to our annual financial performance. In addition, long-term incentive awards for 2011 are comprised of a balance of stock options, performance units and restricted stock, which links executive compensation directly to stockholder value and long-term performance while providing meaningful retention incentives. We believe our compensation programs have been effective in achieving our short- and long-term goals.

In 2011, we focused on expanding our business to accommodate increased demand in an environment of economic recovery. We continued to bolster our strong balance sheet by refinancing our 9 1/8% senior subordinated debt with 2% convertible senior subordinated debt. We are well positioned to realize new opportunities as the markets for our products continue to grow. We also continued our robust acquisition program in 2011 and plan to take advantage of other strategic acquisitions when the opportunities arise. We believe we have been successful in creating a strong and profitable cash generating base that is highly leverageable to an environment of increased demand.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure.”

Our Board of Directors unanimously recommends a vote FOR Proposal No. 3 to approve the compensation of the named executive officers as disclosed in this proxy statement.

PROPOSAL 4—APPROVAL AND ADOPTION OF THE CHART INDUSTRIES, INC.

AMENDED AND RESTATED 2009 OMNIBUS EQUITY PLAN

Subject to its approval by the Company’s stockholders, the Board of Directors has adopted the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan (the “Amended Plan”), which amends and restates the Chart Industries, Inc. 2009 Omnibus Equity Plan (the “Current Plan”). The Current Plan was approved by the Company’s stockholders and became effective on May 19, 2009. If the Amended Plan is approved by stockholders, it will become effective on the day of the 2012 Annual Meeting. Outstanding awards under the Current Plan will continue in effect in accordance with their terms. If the stockholders do not approve the Amended Plan, the Current Plan will remain in effect through the remainder of its term.

Stockholder approval of the Amended Plan is intended to constitute re-approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) of the Amended Plan’s existing performance measures, so that awards under the Amended Plan are eligible to qualify as “performance-based compensation” under Section 162(m) of the Code, which, if qualified, would allow the Company to avoid the loss of tax deductions for compensation paid to certain officers of the Company.

Summary of Changes

In order to maintain the Company’s ability to compensate its officers, employees and directors with equity-based awards, the Company must have an adequate amount of shares authorized and available under its equity compensation plan. This includes the need for adequate shares to have available for the expanded group of plan participants expected to result from the Company’s anticipated significant organic and strategic growth. Accordingly, the Company’s principal reason for amending and restating the Current Plan is to increase the number of shares of common stock available for awards granted under the plan. The Amended Plan will increase the maximum number of shares available for awards from 1,250,000 common shares to 3,350,000 common shares. In addition, the Amended Plan will increase the number of shares of common stock that may be used for grants of restricted stock, restricted stock units, performance shares and common share awards (“Full-Value Awards” as defined in the Current Plan) from 600,000 shares to 1,700,000 shares. As of March 27, 2012, 155,816 of these Full-Value Awards had been issued (exclusive of outstanding awards), 276,963 shares were subject to outstanding Full-Value Awards and 167,221 shares were available for future Full-Value Awards under the Current Plan.

The Amended Plan also strengthens the Current Plan’s prohibition on repricing stock options or stock appreciation rights by prohibiting, consistent with the Company’s intent and practice, the exchange of stock options or stock appreciation rights for cash or other awards without stockholder approval, except in the case of adjustments made in connection with certain corporate transactions or events.

In addition, the Amended Plan clarifies that non-employee directors who do not necessarily satisfy the technical criteria of “Outside Director” (as defined in the Amended Plan) are eligible to participate in the plan.

Summary of Amended Plan

The Amended Plan was adopted by the Board of Directors on March 27, 2012, subject to stockholder approval. The key provisions of the Amended Plan are described below. The full text of the Amended Plan is attached to this Proxy Statement as Appendix A. The following description of the Amended Plan is only a summary of its material provisions and is qualified, in its entirety, by reference to the full text of the Amended Plan attached as Appendix A.

Purpose of the Amended Plan

The purpose of the Amended Plan is to attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; to motivate participants to achieve the long-term success and growth of the Company; to facilitate ownership of shares of the Company; and to align the interests of the participants with those of the Company’s stockholders.

Key Terms

The key terms of the Amended Plan are summarized below:

Shares Authorized:	3,350,000 shares, which consists of 1,250,000 shares that were authorized by stockholders when they approved the Current Plan plus 2,100,000 shares that will be added if stockholders approve the Amended Plan. Shares available under the Amended Plan may be treasury shares or unissued shares.

Types of Awards:	Stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance shares and common shares.

Limitations on Awards:

•    The maximum number of shares available with respect to stock options is 3,350,000 shares, with a limit of 200,000 shares available for incentive stock option grants.

•    The maximum number of shares available with respect to full value awards is 1,700,000 shares.

•    The aggregate number of shares underlying awards granted to any participant in any plan year may not exceed 200,000 shares.

Award Terms:	Options and stock appreciation rights will have ten-year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established in the award agreement.

Eligible Participants:	Employees of the Company or any of its affiliates, executive officers, non-employee directors and consultants.

Actions That are Prohibited by the Plan Include:

•    Repricing or reducing the exercise price of an award, including through an exchange program, or substituting the award with cash or other awards without stockholder approval, subject to the anti-dilution provisions of the Amended Plan.

•    Granting stock options (nonstatutory and incentive) and stock appreciation rights at a below fair market value price at the grant date, subject to the anti-dilution provisions of the Amended Plan.

Description of the Amended Plan

The Amended Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and (vi) common shares. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Amended Plan include employees who provide services to the Company and its affiliates, executive officers, non-employee directors and consultants designated by the Compensation Committee. As of March 27, 2012, approximately 98 employees and non-employee directors would be eligible to participate in the Amended Plan. Historically the pool of participants receiving equity awards has been limited to fewer than 100 key employees and non-employee directors.

Number of Shares of Common Stock Available Under the Amended Plan and Adjustments

The Current Plan authorizes the issuance or transfer of an aggregate of 1,250,000 shares of the Company’s Common Stock, par value $0.01 per share. As of March 27, 2012, 307,720 of these shares had been issued,

604,219 shares were reserved for issuance and 338,061 shares were available for future awards under the Current Plan. The Amended Plan increases the total aggregate number of shares available for issuance or transfer under the Amended Plan to 3,350,000 shares of common stock. The shares may be either authorized, but unissued, Common Stock or treasury shares. The closing price of the Company’s shares of common stock on the NASDAQ Stock Market was $74.63 on March 27, 2012. For more information about our Common Stock that may be issued upon the exercise of options, warrants and rights granted under our existing equity compensation plan see “Equity Compensation Plan Information” and related footnotes above.

If any outstanding Award expires or is terminated, canceled or forfeited the shares that would otherwise be issuable with respect to the unexercised portion of the Award will become available for subsequent Awards under the Amended Plan (unless the Amended Plan has terminated). Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Amended Plan. If

•	the exercise price of a stock option is paid in shares,

•	shares underlying the exercised portion of a stock appreciation right are not issued upon such exercise,

•	shares are withheld to satisfy an individual participant’s tax obligations, or

•	shares are repurchased by the Company on the open market with respect to Awards under the Amended Plan,

then the shares received, not issued, withheld or repurchased by the Company will not be added to the maximum aggregate number of shares which may be issued.

If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s Common Stock, the Committee may adjust the number and class of shares that may be delivered under the Amended Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Share Limits

The Amended Plan increases the maximum number of shares available with respect to grants of restricted stock, restricted stock units, performance shares and common share awards from 600,000 shares to 1,700,000 shares. The maximum number of shares available with respect to all stock options and stock appreciation rights granted under the Amended Plan is 3,350,000 shares.

The aggregate number of shares underlying awards granted under the Amended Plan to any participant in any plan year (including but not limited to awards of stock options and stock appreciation rights), regardless of whether such awards are thereafter canceled, forfeited or terminated, shall not exceed 200,000 shares. This annual limitation is intended to include the grant of all awards including, but not limited to, awards intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

Administration of the Amended Plan

A committee authorized by the Board of Directors (the “Committee”) will administer the Amended Plan. Unless otherwise determined by the Board of Directors, the Compensation Committee will administer the Amended Plan. To make grants to certain of the Company’s officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company may receive a federal tax deduction for certain compensation paid under the Amended Plan. Subject to the terms of the Amended Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive Awards, determine the terms and conditions of

Awards, and to interpret the provisions of the Amended Plan and outstanding Awards. The Committee may not, without the approval of the Company’s stockholders, institute an exchange program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for Awards with a lower exercise price.

Options

The Committee is able to grant nonstatutory stock options and incentive stock options under the Amended Plan. The Committee determines the number of shares subject to each option, although the Amended Plan provides that no participant may receive options (and/or stock appreciation rights) for more than 200,000 shares in any calendar year.

The Committee determines the exercise price of options granted under the Amended Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Company’s Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date. Without stockholder approval, except in connection with adjustments made to a stock option in connection with certain corporate events or transactions, no stock option will be repriced or exchanged for cash, other awards, or a stock option or stock appreciation right with an exercise price that is less than the exercise price of the original stock option.

The term of an option may not exceed ten years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the agreement governing his or her Award. No incentive stock option may be exercised more than three months after the participant’s termination of service for any reason (including retirement) other than disability or death. No incentive stock option may be exercised more than one year after the participant’s termination of service due to disability or death. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of Common Stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Amended Plan. The Committee, subject to the terms of the Amended Plan, will have discretion to determine the terms and conditions of stock appreciation rights granted under the Amended Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights (and/or options) covering more than 200,000 shares during any calendar year. Without stockholder approval, except in connection with adjustments made to a stock appreciation right in connection with certain corporate events or transactions, no stock appreciation right will be repriced or exchanged for cash, other awards, or a stock option or stock appreciation right with an exercise price that is less than the exercise price of the original stock appreciation right.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the agreement governing his or her stock appreciation right.

Restricted Stock

Awards of restricted stock are shares of the Company’s Common Stock that are issued to a participant at no cost or at a purchase price determined by the Committee and vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, applicable laws, or any other basis determined by the Committee in its discretion. Subject to the provisions of the Amended Plan, after the grant of restricted stock, the Committee, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will determine the number of shares granted pursuant to an Award of restricted stock. With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives.

Restricted Stock Units

Awards of restricted stock units result in a distribution of shares to a participant only if the vesting criteria the Committee establishes is satisfied. For example, the Committee may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the provisions of the Amended Plan, after the grant of restricted stock units, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee will pay earned restricted stock units in shares. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Committee determines the number of restricted stock units granted to any participant. With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives.

Performance Shares

The Committee will be able to grant performance shares, which are Awards that will result in a distribution of shares to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. Subject to the provisions of the Amended Plan, after the grant of performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee determines the number of performance shares granted to any participant. With respect to performance shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the performance shares will be based on the achievement of performance objectives.

Common Shares

The Committee may only grant Common Stock Awards to employees or non-employee directors in consideration of services rendered to the Company. Common Stock Awards will be fully vested on the date of grant.

Performance Objectives

Awards of performance shares, restricted stock units or restricted stock under the Amended Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before taxes and interest); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance and (xxiii) such other objective performance criteria as determined by the committee in its sole discretion. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to secure qualification of the Awards under Section 162(m) of the Code.

Transferability of Awards

Awards granted under the Amended Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the committee deems appropriate.

Amendment and Termination of the Amended Plan

The Board of Directors will have the authority to amend, alter or terminate the Amended Plan. No amendment, alteration or termination of the Amended Plan will (i) materially impair the rights of any participant, without the consent of the participant or (ii) be made without stockholder approval if stockholder approval is required under applicable laws, regulations and stock exchange requirements. The Amended Plan will remain in effect until terminated pursuant to the provisions of the Amended Plan. However, no Awards may be granted under the Amended Plan after May 19, 2019, which is tenth anniversary of the date on which the Company’s stockholders approved the Current Plan.

Change of Control

Immediately upon the occurrence of a “change in control,” and except as otherwise provided in the Amended Plan or an Award agreement:

•	all outstanding stock options automatically become fully exercisable;

•	all restricted stock Awards automatically become fully vested;

•

subject to Section 409A of the Code, all restricted stock unit Awards automatically become fully vested (or, if such restricted stock unit Awards are subject to performance-based restrictions, they shall become vested on a pro-rated basis as described in the Amended Plan) and, to the extent vested, are convertible to shares at the election of the holder;

•

all participants holding performance share Awards become entitled to receive a partial payout in an amount which is the number of shares which would have been earned by the participant if 100% of the performance objectives for the current performance period had been achieved pro-rated based on the ratio of the number of months of active employment in the performance period to the total number of months in the performance period; and

•	stock appreciation rights automatically become fully vested and fully exercisable.

The above provisions will apply only upon the consummation of a change in control, and will not apply to a proposed or potential change in control. The Amended Plan defines a “change in control” generally as the occurrence of any of the following events: (1) the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any person or group; (2) any person or group is or becomes the beneficial owner of more than 30% of the total voting power of our voting stock, including by way of merger, consolidation, tender or exchange offer or otherwise; or (3) during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by such Board or whose nomination for election by our stockholders was approved by a vote of a majority of our directors, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

New Plan Benefits

Because grants under the Amended Plan are discretionary, the benefits or amounts that may be received by or allocated to each participant are not known. However, our current compensation program for directors described under the “Director Compensation” section above contemplates that non-employee directors will be awarded stock grants on a quarterly basis with a value of $15,000 per director per quarter ($60,000 annually in the aggregate). The following table sets forth what each of the six non-employee directors would receive annually beginning in fiscal year 2012 under the Amended Plan under the terms of the current director compensation program:

Name and Position	Dollar Value($)	Number of Shares of Common Stock(2)
Non-Executive Director Group(1)	$60,000	803

(1)	The dollar value and number of shares of Common Stock are presented on a per person basis. There are six non-executive directors that comprise the Non-Executive Director Group.
(2)	Reflects the number of shares to be awarded for the entire year based on the closing price of $74.63 on March 27, 2012. Actual awards for 2012 would be based on stock closing prices at the beginning of each quarter in 2012.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Amended Plan under current law. This is not intended to constitute tax advice and tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. This taxable income is not subject to income tax withholding.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income (subject to withholding) in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units or performance shares are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three next most highly compensated executive officers (other than the Chief Financial Officer). Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company may preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended Plan, setting limits on the number of Awards that any individual may receive, and establishing performance criteria that must be met before the Award actually will vest or be paid. The Amended Plan has been designed to permit the Committee to grant Awards that are eligible to qualify as performance-based for purposes of satisfying the conditions of Section 162(m), which, if qualified, would allow the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of payment of the deferred compensation. Section 409A also generally provides that payment of deferred compensation must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her time or form of payment after the compensation has been deferred. For certain individuals, Section 409A requires that payment of such individual’s deferred compensation commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

The Board of Directors unanimously recommends a vote FOR Proposal 4 to approve and adopt the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

From time to time, stockholders present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be included in the proxy for the Annual Meeting for 2013, proposals must be received by the Company no later than December 11, 2012. Proposals for inclusion in the proxy statement must comply with the Exchange Act including Rule 14a-8, as well as with our By-Laws.

Pursuant to the Company’s By-Laws, stockholders may present proposals that are proper subjects for consideration at an annual meeting of stockholders. Our By-Laws require all stockholders who intend to make proposals at an annual stockholders meeting to submit their proposals to the Company not less than 90 calendar days nor more than the 120 calendar days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. To be eligible for consideration at the 2013 Annual Meeting, proposals that have not been received by December 11, 2012 must be received by the Company between January 24, 2013 and February 23, 2013. In the event the date of the 2013 Annual Meeting is changed by more than 25 calendar days from the first anniversary of the 2012 Annual Meeting, stockholder notice must be received not later than the close of business on the 10th calendar day following the date on which notice of the Annual Meeting was mailed or public announcement of the date is made, whichever first occurs. These provisions are intended to allow all stockholders to have an opportunity to consider business expected to be raised at the meeting.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Board is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

********************

Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to our Secretary at One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio 44125.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT A PROXY BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Samuel F. Thomas

Chairman, Chief Executive Officer and President

Garfield Heights, Ohio

Appendix A

Under Proposal 4, the Company proposes to amend and restate its 2009 Omnibus Equity Plan to add the following bold underlined language and delete text that is stuck through:

CHART INDUSTRIES, INC.

AMENDED AND RESTATED 2009 OMNIBUS EQUITY PLAN

(Amended and Restated as of May 24, 2012)

ARTICLE 1

General Purpose of Plan; Definitions

1.1 Name and Purposes. The name of this plan is the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan~~.~~, which was amended and restated as of May 24, 2012. The purpose of this Plan is to enable Chart Industries, Inc. and its Affiliates to: (i) attract and retain skilled and qualified officers, employees and directors who are expected to contribute to the Company’s success by providing long-term incentive compensation opportunities competitive with those made available by other companies; (ii) motivate participants to achieve the long-term success and growth of the Company; (iii) facilitate ownership of shares of the Company; and (iv) align the interests of the participants with those of the Company’s Stockholders.

1.2 Certain Definitions. Unless the context otherwise indicates, the following words shall have the following meanings whenever used in this Plan:

“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

“Award” means any Common Share, Stock Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit or Performance Share granted pursuant to this Plan.

“Base Value” is defined in Section 7.3.

“Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

“Board” means the Board of Directors of the Company.

“Change in Control” is defined in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Internal Revenue Code section, such reference shall be deemed to be a reference to any successor Internal Revenue Code section or sections with the same or similar purpose.

“Committee” means the entity administering this Plan as provided in Section 2.1.

“Common Shares” means shares of common stock of the Company, par value $0.01 per share.

“Company” means Chart Industries, Inc., a corporation organized under the laws of the State of Delaware and, except for purposes of determining whether a Change in Control has occurred, any corporation or entity that is a successor to Chart Industries, Inc. or substantially all of the assets of Chart Industries, Inc. and that assumes the obligations of Chart Industries, Inc. under this Plan by operation of law or otherwise.

“Date of Grant” means the date on which the Committee grants an Award.

“Director” means a member of the Board.

“Disability” shall be defined in the Award agreements, as necessary.

“Eligible Director” is defined in Section 4.1.

“Employment” as used herein shall be deemed to refer to (i) a participant’s employment if the participant is an employee of the Company or any of its Affiliates, (ii) a participant’s services as a consultant, if the participant as a consultant to the Company or its Affiliates and (iii) a participant’s services as a non-employee director, if the participant is a non-employee member of the Board; provided that, for any Award that is or becomes subject to Section 409A of the Code, termination of Employment means a “separation from service” under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any lawful regulations and guidance promulgated thereunder. Whenever reference is made to a specific Securities Exchange Act of 1934 section, such reference shall be deemed to be a reference to any successor section or sections with the same or similar purpose.

“Exercise Price” means the purchase price of a Share pursuant to a Stock Option.

“Fair Market Value” means the last closing price of a Share as reported on The Nasdaq Stock Market, or, if applicable, on another national securities exchange on which the Common Shares are principally traded, on the date for which the determination of Fair Market Value is made or, if there are no sales of Common Shares on such date, then on the most recent immediately preceding date on which there were any sales of Common Shares. If the Common Shares are not traded on The Nasdaq Stock Market or another national securities exchange, the “Fair Market Value” of Common Shares shall be determined by the Committee in a reasonable manner pursuant to a reasonable valuation method. Notwithstanding anything to the contrary in the foregoing, as of any date, the “Fair Market Value” of Common Shares shall be determined in a manner consistent with avoiding adverse tax consequences under Code Section 409A. In addition, “Fair Market Value” with respect to ISOs and related SARs shall be determined in accordance with Section 6.2(f).

“Full-Value Awards” means Restricted Share Awards, Restricted Share Unit Awards, Performance Share Awards and Common Share Awards.

“Incentive Stock Option” and “ISO” mean a Stock Option which meets the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” and “NQSO” mean a Stock Option that does not meet the requirements of Section 422 of the Code.

“Outside Director” means a Director who meets the definitions of the terms “outside director” used in Section 162(m) of the Code, “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3, or any successor definitions adopted by the Internal Revenue Service, The Nasdaq Stock Market, Inc. and Securities and Exchange Commission, respectively, and similar requirements under any other applicable laws, rules and regulations.

“Parent” means any corporation which qualifies as a “parent corporation” of the Company under Section 424(e) of the Code.

“Performance Period” is defined in Section 8.4(g).

“Performance Shares” is defined in Article 9.

“Permitted Holder” means as of the date of determination, any an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company or its Affiliates or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” means this Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Restricted Share Units” is defined in Article 8.

“Restricted Shares” is defined in Article 8.

“Retirement” shall be defined in the Award agreements, as necessary.

“Rule 16b-3” is defined in Article 17.

“Section 16 Person” means a person potentially subject to liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Section 162(m) Person” means, for any taxable year, a person who is a “covered employee” under Section 162(m)(3) of the Code.

“Share” or “Shares” mean one or more of the Common Shares.

“Stock Appreciation Rights” and “SARs” mean any right pursuant to an Award granted under Article 7.

“Stock Option” means a right to purchase a specified number of Shares at a specified price which is granted pursuant to Article 5; such right may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Stock Power” means a power of attorney executed by a participant and delivered to the Company which authorizes the Company to transfer ownership of Restricted Shares, Performance Shares or Common Shares from the participant to the Company or a third party.

“Stockholder” means an individual or entity that owns one or more Shares.

“Subsidiary” means any corporation which qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

“Vested” means, with respect to a Common Share, when the Common Share has been awarded; with respect to a Stock Option, when the Stock Option first becomes exercisable; with respect to a Stock Appreciation Right, when the Stock Appreciation Right first becomes exercisable; with respect to Restricted Shares, when the Shares are no longer subject to forfeiture and restrictions on transferability; with respect to Restricted Share Units and Performance Shares, when the units or Shares are no longer subject to forfeiture and are convertible to Shares. “Vest” and “Vesting” shall have correlative meanings.

ARTICLE 2

Administration

2.1 Authority and Duties of the Committee.

(a) The Plan shall be administered by a Committee of at least three Directors who are appointed by the Board. Unless otherwise determined by the Board, the Compensation Committee shall serve as the Committee, and all of the members of the Committee shall be Outside Directors. Notwithstanding this requirement that the Committee consist exclusively of Outside Directors, no action or determination by the Committee or an individual then considered to be an Outside Director shall be deemed void because it is discovered that a member of the Committee or such individual fails to satisfy the requirements for being an Outside Director, except to the extent required by applicable law.

(b) The Committee has the power and authority to grant Awards pursuant to the terms of this Plan to officers, employees, consultants and Eligible Directors.

(c) The Committee has the sole and exclusive authority, subject to any limitations specifically set forth in this Plan, to:

(i)	select the officers, employees, consultants and Eligible Directors to whom Awards are granted;

(ii)	determine the types of Awards granted and the timing of such Awards;

(iii)	determine the number of Shares to be covered by each Award granted hereunder;

(iv)	determine whether an Award is, is intended to be, or shall remain, “performance-based compensation” within the meaning of Section 162(m) of the Code;

(v)	determine the other terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Options or Stock Appreciation Rights may be exercised (which may be based on performance objectives), any Vesting, acceleration or waiver of forfeiture restrictions, any performance criteria (including any performance criteria as described in Section 162(m)(4)(C) of the Code) applicable to an Award, and any restriction or limitation regarding any Option or Stock Appreciation Right or the Common Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)	determine whether any conditions or objectives related to Awards have been met, including any such determination required for compliance with Section 162(m) of the Code;

(vii)	subsequently modify or waive any terms and conditions of Awards, not inconsistent with the terms of this Plan;

(viii)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it deems advisable from time to time;

(ix)	promulgate such administrative forms as they from time to time deem necessary or appropriate for administration of the Plan;

(x)	construe, interpret, administer and implement the terms and provisions of this Plan, any Award and any related agreements;

(xi)	correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, any Award and any related agreements;

(xii)	prescribe any legends to be affixed to certificates representing Shares or other interests granted or issued under the Plan; and

(xiii)	otherwise supervise the administration of this Plan.

(d) All decisions made by the Committee pursuant to the provisions of this Plan are final and binding on all persons, including the Company, its Stockholders and participants, but may be made by their terms subject to ratification or approval by, the Board, another committee of the Board of Directors or Stockholders.

(e) The Company shall furnish the Committee and its delegates with such clerical and other assistance as is necessary for the performance of the Committee’s duties under the Plan.

2.2 Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes relating to plan administration at the expense of the Company.

2.3 Limitation of Liability. Members of the Board, members of the Committee and Company employees who are their designees acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for grossly negligent or willful misconduct in the performance of their duties hereunder.

ARTICLE 3

Stock Subject to Plan

3.1 Total Shares Limitation. Subject to the provisions of this Article, the maximum number of Shares that may be issued pursuant to Awards granted under this Plan is ~~1,250,000, which~~3,350,000 Shares, which consists of 1,250,000 Shares available prior to this amendment and restatement and 2,100,000 Shares added as of this amendment and restatement. Shares that may be issued pursuant to Awards granted under this Plan may be treasury Shares or unissued Shares.

3.2 Other Limitations.

(a) Stock Option and SAR Limitations. The maximum number of Shares available with respect to all Stock Options and Stock Appreciation Rights granted under this Plan is ~~1,250,000~~3,350,000 Shares. The maximum number of Shares available with respect to ISOs granted under this Plan is 200,000 Shares.

(b) Full-Value Limitations. The maximum number of Shares available with respect to Full-Value Awards granted under this Plan is ~~600,000~~1,700,000 Shares.

(c) Participant Limitation. The aggregate number of Shares underlying Awards granted under this Plan to any participant in any Plan Year (including but not limited to Awards of Options and SARs), regardless of whether such Awards are thereafter canceled, forfeited or terminated, shall not exceed 200,000 Shares. The foregoing annual limitation is intended to include the grant of all Awards including, but not limited to, Awards representing “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

3.3 Awards Not Exercised; Effect of Receipt of Shares. If any outstanding Award, or portion thereof, expires, or is terminated, canceled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, canceled or forfeited Award shall be available for subsequent Awards under this Plan. If the Exercise Price of a Stock Option is paid in Shares, Shares underlying the exercised portion of an SAR are not issued upon exercise of the SAR, Shares are withheld to satisfy an individual participant’s tax obligations or Shares are repurchased by the Company on the open market with respect to Awards under this Plan, the Shares received, not issued, withheld or repurchased by the Company in connection therewith shall not be added to the maximum aggregate number of Shares which may be issued under Section 3.1.

3.4 Dilution and Other Adjustments. If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, redesignation, reclassification, merger, consolidation, liquidation, split-up, reverse split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it deems equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the limitations set forth above and (iv) the purchase or exercise price or any performance objective with respect to any Award; provided, however, that the number of Shares or other securities covered by any Award or to which such Award relates is always a whole number. Notwithstanding the foregoing, the foregoing adjustments shall be made in conformity with: (i) Sections 422 and 424 of the Code with respect to ISOs; (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to NQSOs, applied as if the NQSOs were ISOs; (iii) Section 409A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder; and (iv) Section 162(m) of the Code with respect to Awards granted to Section 162(m) Persons that are intended to be “performance-based compensation,” unless specifically determined otherwise by the Committee.

ARTICLE 4

Participants

4.1 Eligibility. Officers, all other active common law employees of the Company or any of its Affiliates, consultants and ~~Outside Directors~~nonemployee directors (each an “Eligible Director”) who are selected by the Committee in its sole discretion are eligible to participate in this Plan.

4.2 Award Agreements. Awards are contingent upon the participant’s execution of a written agreement in a form prescribed by the Committee. Execution of an Award agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award. Award agreements may differ from time to time and from participant to participant.

ARTICLE 5

Stock Option Awards

5.1 Option Grant. Each Stock Option granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

5.2 Terms and Conditions of Grants. Stock Options granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies with respect to exercisability and with respect to the Shares acquired upon exercise as may be provided in the relevant agreement evidencing the Stock Options, as the Committee deems desirable, so long as such terms and conditions are not inconsistent with the terms of this Plan:

(a) Exercise Price. Subject to Section 3.4, the Exercise Price will never be less than 100% of the Fair Market Value of the Shares on the Date of Grant. Except as otherwise provided in Section 3.4, no subsequent amendment of an outstanding Stock Option may reduce the Exercise Price to less than 100% of the Fair Market Value of the Shares on the Date of Grant. ~~Stock Options~~ Without stockholder approval, except as provided in Section 3.4, no Stock Option shall ~~not~~ be repriced~~.~~ or exchanged for cash, other Awards, or a Stock Option or Stock Appreciation Right with an Exercise Price that is less than the Exercise Price of the original Stock Option.

(b) Option Term. Any unexercised portion of a Stock Option granted hereunder shall expire at the end of the stated term of the Stock Option. The Committee shall determine the term of each Stock Option at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Option, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(c) Vesting. Stock Options, or portions thereof, are exercisable at such time or times and on such conditions as determined by the Committee in its discretion at or after grant. If the Committee provides that any Stock Option becomes Vested over a period of time or on conditions, in its entirety or in installments, the Committee may waive or accelerate those Vesting provisions at any time.

(d) Method of Exercise. Vested portions of any Stock Option may be exercised in whole or in part at any time during the option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. The notice must be given by or on behalf of a person entitled to exercise the Stock Option, accompanied by payment in full of the Exercise Price, along with any tax withholding pursuant to Article 16. Subject to the approval of the Committee, the Exercise Price may be paid:

(i)	in cash in any manner satisfactory to the Committee;

(ii)	by tendering (by either actual delivery of Shares or by attestation) unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option having an aggregate Fair Market Value on the date of exercise equal to the applicable Exercise Price;

(iii)	by a combination of cash and unrestricted Shares that are owned on the date of exercise by the person entitled to exercise the Stock Option;

(iv)	By delivery of irrevocable instructions to a broker to sell Shares obtained upon exercise of the Stock Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the Exercise Price for the Shares being purchased; and

(v)	by another method permitted by law and affirmatively approved by the Committee which assures full and immediate payment or satisfaction of the Exercise Price.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of the Sarbanes-Oxley Act of 2002, as amended from time to time, and lawful regulations and guidance promulgated thereunder.

(e) Issuance of Shares. The Company will issue or cause to be issued Shares as soon as practicable after exercise of a Stock Option and receipt of full payment of the Exercise Price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, in certificated or uncertificated form, no right to vote or receive dividends or any other rights as a Stockholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option.

(f) Form. Unless the grant of a Stock Option is designated at the time of grant as an ISO, it is deemed to be an NQSO. ISOs are subject to the additional terms and conditions in Article 6.

(g) Special Limitations on Stock Option Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Option Awards shall be construed and administered accordingly.

ARTICLE 6

Special Rules Applicable to Incentive Stock Options

6.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, an ISO may only be granted to employees (including officers and Directors who are also employees) of the Company or an Affiliate which is also a Parent or Subsidiary.

6.2 Special ISO Rules.

(a) Term. No ISO may be exercisable on or after the tenth anniversary of the Date of Grant, and no ISO may be granted under this Plan on or after the tenth anniversary of the effective date of this Plan.

(b) Ten Percent Stockholder. If a grantee owns (at the time of the Award and after application of the rules contained in Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company, its Parent or any Subsidiary, the Exercise Price of the ISO will be at least 110% of the Fair Market Value of the Shares as of the Date of Grant and such ISO shall not be exercisable on or after the fifth anniversary of the Date of Grant.

(c) Limitation on Grants. The aggregate Fair Market Value (determined with respect to each ISO at the time of grant) of the Shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or any other plan adopted by the Company or a Parent or a Subsidiary) shall not exceed $100,000. If such aggregate Fair Market Value shall exceed $100,000, such number of ISOs as shall have an aggregate Fair Market Value equal to the amount in excess of $100,000 shall be treated as NQSOs.

(d) Non-Transferability. Notwithstanding any other provision herein to the contrary, no ISO (and, if applicable, related Stock Appreciation Right) may be transferred except by will or by the laws of descent and distribution, nor may an ISO (or related Stock Appreciation Right) be exercisable during an optionee’s lifetime other than by him or her (or his or her guardian or legal representative to the extent permitted by applicable law).

(e) Termination of Employment. No ISO may be exercised more than three months following termination of employment for any reason (including retirement) other than death or disability, nor more than one year following termination of employment due to death or disability (as defined in Section 422 of the Code), or such option will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, an NQSO. For this purpose, a termination of employment is cessation of employment such that no employment relationship exists between the participant and the Company, a Parent or a Subsidiary.

(f) Fair Market Value. For purposes of any ISO granted hereunder (or, if applicable, related Stock Appreciation Right), the Fair Market Value of Shares shall be determined in the manner required by Section 422 of the Code.

6.3 Subject to Code Amendments. The foregoing limitations are designed to comply with the requirements of Section 422 of the Code and shall be automatically amended or modified to comply with changes to Section 422 of the Code. Any ISO which fails to meet the requirements of Section 422 of the Code is automatically treated as an NQSO appropriately granted under this Plan provided that it otherwise meets the Plan’s requirements for being an NQSO.

ARTICLE 7

Stock Appreciation Rights

7.1 SAR Grant and Agreement. Stock Appreciation Rights may be granted under this Plan, either independently or in conjunction with the grant of a Stock Option. Each SAR granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the appropriate participant.

7.2 SARs Granted in Conjunction with Option. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan, at the same time as the grant of the Stock Option, and will be subject to the following terms and conditions:

(a) Term. Each Stock Appreciation Right, or applicable portion thereof, granted with respect to a given Stock Option or portion thereof terminates and is no longer exercisable upon the termination or exercise of the related Stock Option, or applicable portion thereof.

(b) Exercisability. A Stock Appreciation Right is exercisable only at such time or times and to the extent that the Stock Option to which it relates is Vested and exercisable in accordance with the provisions of Article 5 or otherwise as the Committee may determine.

(c) Method of Exercise. A Stock Appreciation Right may be exercised by the surrender of the applicable portion of the related Stock Option. Stock Options which have been so surrendered, in whole or in part, are no longer exercisable to the extent the related Stock Appreciation Rights have been exercised and are deemed to have been exercised for the purpose of the limitation set forth in Article 3 on the number of Shares to be issued under this Plan. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Exercise Price per Share specified in the related Stock Option, multiplied by the number of Shares in respect of which the Stock Appreciation Right is exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Exercise Price per Share of the related Stock Option exceeds the Fair Market Value of one Share, the holder of the Stock Appreciation Right shall not be permitted to exercise such right. Without stockholder approval, except as provided in Section 3.4, no Stock Appreciation Right shall be repriced or exchanged for cash, other Awards, or a Stock Option or Stock Appreciation Right with an Exercise Price that is less than the Exercise Price of the original Stock Appreciation Right.

7.3 Independent SARs. Stock Appreciation Rights may be granted without related Stock Options, and independent Stock Appreciation Rights will be subject to the following terms and conditions:

(a) Term. Any unexercised portion of an independent Stock Appreciation Right granted hereunder shall expire at the end of the stated term of the Stock Appreciation Right. The Committee shall determine the term of each Stock Appreciation Right at the time of grant, which term shall not exceed ten years from the Date of Grant. The Committee may extend the term of a Stock Appreciation Right, in its discretion, but not beyond the date immediately prior to the tenth anniversary of the original Date of Grant. If a definite term is not specified by the Committee at the time of grant, then the term is deemed to be ten years.

(b) Exercisability. A Stock Appreciation Right is exercisable, in whole or in part, at such time or times as determined by the Committee at or after the time of grant.

(c) Method of Exercise. A Stock Appreciation Right may be exercised in whole or in part during the term by giving written notice of exercise to the Company specifying the number of Shares in respect of which the Stock Appreciation Right is being exercised. The notice must be given by or on behalf of a person entitled to exercise the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, subject to satisfaction of tax withholding requirements, the holder of the Stock Appreciation Right is entitled to receive cash or Shares equal in value to the excess of the Fair Market Value of a Share on the exercise date over the Fair Market Value of a Share on the Date of Grant (the “Base Value”) multiplied by the number of Stock Appreciation Rights being exercised. Any fractional Shares shall be paid in cash or, if the Committee determines, rounded downward to the next whole Share. At any time the Fair Market Value of a Share on a proposed exercise date does not exceed the Base Value, the holder of the Stock Appreciation Right shall not be permitted to exercise such right.

7.4 Other Terms and Conditions of SAR Grants. Stock Appreciation Rights are subject to such other terms and conditions, not inconsistent with the provisions of this Plan, as are determined from time to time by the Committee.

7.5 Special Limitations on SAR Awards. Unless an Award agreement approved by the Committee expressly provides otherwise, Stock Appreciation Rights awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Stock Appreciation Rights Awards shall be construed and administered accordingly.

ARTICLE 8

Restricted Share and Restricted Share Unit Awards

8.1 Restricted Share Grants and Agreements. Restricted Share Awards consist of Shares which are issued by the Company to a participant at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value but which are subject to forfeiture and restrictions on their sale or other transfer by the participant. Each Restricted Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the participant. The timing of Restricted Share Awards and the number of Shares to be issued (subject to Section 3.4) are to be determined by the Committee in its discretion. By accepting a grant of Restricted Shares, the participant consents to any tax withholding.

8.2 Terms and Conditions of Restricted Share Grants. Restricted Shares granted under this Plan are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Restricted Shares are to be issued to a participant, which may vary from time to time and from participant to participant and which may be below the Fair Market Value of such Restricted Shares at the Date of Grant.

(b) Restrictions. All Restricted Shares issued under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Shares, such prohibition to lapse at such time or times as the Committee determines (whether in installments, at the time of the death, Disability or Retirement of the holder of such shares, or otherwise, but subject to the Change in Control provisions in Article 12 and the applicable Award agreements);

(ii)	a requirement that the participant forfeit such Restricted Shares in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment or retention of the participant by any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which such Restricted Shares are then listed or quoted and any state laws, rules and regulations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse. However, if the Committee determines that restrictions lapse upon the attainment of specified performance objectives, then the provisions of Sections 9.2 and 9.3 will apply. If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(c) Delivery of Shares. Restricted Shares will be certificated and registered in the name of the participant and deposited, together with a Stock Power, with the Company. Each such certificate will bear a legend in substantially the following form:

“The transferability of this certificate and the Common Shares represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Chart Industries, Inc. 2009 Omnibus Equity Plan and an agreement entered into between the registered owner and the Company. A copy of this Plan and agreement are on file in the office of the Secretary of the Company.”

At the end of any time period during which the Restricted Shares are subject to forfeiture and restrictions on transfer, and after any tax withholding, such Shares will be delivered free of all restrictions (except for any pursuant to Section 15.2) to the participant or other appropriate person and with the foregoing legend removed.

(d) Forfeiture of Shares. If a participant who holds Restricted Shares fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Shares prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the participant or such other amount which may be specifically set forth in the Award agreement. A participant shall execute and deliver to the Company one or more Stock Powers with respect to Restricted Shares granted to such participant.

(e) Voting and Other Rights. Except as otherwise required for compliance with Section 162(m) of the Code and the terms of the applicable Restricted Share Agreement, during any period in which Restricted Shares are subject to forfeiture and restrictions on transfer, the participant holding such Restricted Shares shall have all the rights of a Stockholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares; provided that if restrictions lapse upon the attainment of specified performance objectives, then the participant will receive any dividends only to the extent performance objectives are achieved.

8.3 Restricted Share Unit Awards and Agreements. Restricted Share Unit Awards consist of Shares that will be issued to a participant at a future time or times at no cost or at a purchase price determined by the Committee which may be below their Fair Market Value if continued employment, continued directorship and/or other terms and conditions specified by the Committee are satisfied. Each Restricted Share Unit Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and the Plan participant. The timing of Restricted Share Unit Awards and the number of Restricted Share Units to be awarded

(subject to Section 3.2) are to be determined by the Committee in its sole discretion. By accepting a Restricted Share Unit Award, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

8.4 Terms and Conditions of Restricted Share Unit Awards. Restricted Share Unit Awards are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan, as the Committee deems desirable:

(a) Purchase Price. The Committee shall determine the prices, if any, at which Shares are to be issued to a participant after Vesting of Restricted Share Units, which may vary from time to time and among participants and which may be below the Fair Market Value of Shares at the Date of Grant.

(b) Restrictions. All Restricted Share Units awarded under this Plan will be subject to such restrictions as the Committee may determine, which may include, without limitation, the following:

(i)	a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Share Unit;

(ii)	a requirement that the participant forfeit such Restricted Share Unit in the event of termination of the participant’s employment or directorship with the Company or its Affiliates prior to Vesting;

(iii)	a prohibition against employment of the participant by, or provision of services by the participant to, any competitor of the Company or its Affiliates, or against dissemination by the participant of any secret or confidential information belonging to the Company or an Affiliate;

(iv)	any applicable requirements arising under the Securities Act of 1933, as amended, other securities laws, the rules and regulations of The Nasdaq Stock Market or any other stock exchange or transaction reporting system upon which the Common Shares are then listed or quoted and any state laws, rules and interpretations, including “blue sky” laws; and

(v)	such additional restrictions as are required to avoid adverse tax consequences under Section 409A of the Code.

The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.

(c) Performance-Based Restrictions. The Committee may, in its sole discretion, provide restrictions that lapse upon the attainment of specified performance objectives. In such case, the provisions of Sections 9.2 and 9.3 will apply (including, but not limited to, the enumerated performance objectives). If the written agreement governing an Award to a Section 162(m) Person provides that such Award is intended to be “performance-based compensation,” the applicable provisions of Article 9 implementing Section 162(m) of the Code will also apply.

(d) Voting and Other Rights. A participant holding Restricted Share Units shall not be deemed to be a Stockholder solely because of such units. Such participant shall have no rights of a Stockholder with respect to such units; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Restricted Share Unit Award but if restrictions lapse upon the attainment of specified performance objectives, then such dividend equivalents shall be paid only to the extent performance objectives are achieved.

(e) Lapse of Restrictions. If a participant who holds Restricted Share Units satisfies the restrictions and other conditions relating to the Restricted Share Units prior to the lapse or waiver of such restrictions and conditions, the Restricted Share Units shall be converted to, or replaced with, Shares which are free of all restrictions except for any restrictions pursuant to Section 15.2.

(f) Forfeiture of Restricted Share Units. If a participant who holds Restricted Share Units fails to satisfy the restrictions, Vesting requirements and other conditions relating to the Restricted Share Units prior to the lapse, satisfaction or waiver of such restrictions and conditions, except as may otherwise be determined by the Committee, the participant shall forfeit the Restricted Share Units.

(g) Termination. A Restricted Share Unit Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified on the Date of Grant or upon the termination of Employment or directorship of the participant during the time period or periods specified by the Committee during which any performance objectives must be met (the “Performance Period”). If a participant’s Employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement, the Committee in its discretion at or after the Date of Grant may determine that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of Shares in an amount which is not more than the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be performance-based compensation (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objectives.

(h) Special Limitations on Restricted Share Unit Awards. Restricted Share Units awarded under this Plan are intended to be compliant with, or exempt from, Section 409A of the Code and all Restricted Share Unit Awards shall be construed and administered accordingly.

8.5 Time Vesting of Restricted Share and Restricted Share Unit Awards. Restricted Shares or Restricted Share Units, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Restricted Shares or Restricted Share Unit Awards become Vested over time (with or without a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

ARTICLE 9

Performance Share Awards

9.1 Performance Share Awards and Agreements. A Performance Share Award is a right to receive Shares in the future conditioned upon the attainment of specified performance objectives and such other conditions, restrictions and contingencies as the Committee may determine. Each Performance Share Award granted under this Plan will be evidenced by minutes of a meeting, or by a unanimous written consent without a meeting, of the Committee, and by a written agreement dated as of the Date of Grant and executed by the Company and by the Plan participant. The timing of Performance Share Awards and the number of Shares covered by each Award (subject to Section 3.2) are to be determined by the Committee in its discretion. By accepting a grant of Performance Shares, the participant agrees to remit to the Company when due any tax withholding as provided in Article 16.

9.2 Performance Objectives. At the time of grant of a Performance Share Award, the Committee will specify the performance objectives which, depending on the extent to which they are met, will determine the number of Shares that will be distributed to the participant. The Committee will also specify the time period or periods (the “Performance Period”) during which the performance objectives must be met. With respect to Awards to Section 162(m) Persons intended to be “performance based compensation,” the Committee may use performance objectives based on one or more of the following: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization or earnings before interest and taxes); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders’

equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure or capital expenses; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) costs; (xv) liquidity or cash flow; (xvi) working capital and working capital metrics; (xvii) return on assets; (xviii) assets, debt or net debt; (xix) total return; (xx) customer satisfaction survey performance; (xxi) quality improvement performance; (xxii) manufacturing productivity performance; and (xxiii) such other objective performance criteria as determined by the Committee in its sole discretion. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Performance measurement may be based on absolute Company, business unit or divisional performance and/or on performance as compared with that of other publicly-traded companies. The performance objectives and periods need not be the same for each participant nor for each Award.

9.3 Adjustment of Performance Objective and Evaluations. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding Performance Share Awards if it determines that an adjustment would be consistent with the objectives of this Plan and taking into account the interests of the participants and the public Stockholders of the Company and such adjustment complies with the requirements of Section 162(m) of the Code for Section 162(m) Persons, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or stock. The Committee may also appropriately adjust any performance evaluation under a performance objective or objectives to reflect any of the following events that may occur during the Performance Period: (1) asset gains or losses; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; and (5) any extraordinary, unusual, non-recurring or non-cash items.

9.4 Other Terms and Conditions. Performance Share Awards granted under this Plan are subject to the following terms and conditions and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan as the Committee deems desirable:

(a) Delivery of Shares. As soon as practicable after the applicable Performance Period has ended, the participant will receive a distribution of the number of Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives were achieved. Such Shares will be registered in the name of the participant and will be free of all restrictions except for any restrictions pursuant to Section 15.2.

(b) Termination. A Performance Share Award or unearned portion thereof will terminate without the issuance of Shares on the termination date specified at the time of grant or upon the termination of employment or directorship of the participant during the Performance Period. If a participant’s employment or directorship with the Company or its Affiliates terminates by reason of his or her death, Disability or Retirement (except with respect to Section 162(m) Persons), the Committee in its discretion at or after the time of grant may determine, notwithstanding any Vesting requirements under Section 9.4(a), that the participant (or the heir, legatee or legal representative of the participant’s estate) will receive a distribution of a portion of the participant’s then-outstanding Performance Share Awards in an amount which is not more than the number of shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved prorated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period. However, with respect to Awards intended to be “performance-based compensation” (as described in Section 9.4(d)), distribution of the Shares shall not be made prior to attainment of the relevant performance objective.

(c) Voting and Other Rights. Awards of Performance Shares do not provide the participant with voting rights or rights to dividends prior to the participant becoming the holder of record of Shares issued pursuant to an Award; provided, however, that an Award agreement may provide for payment of an amount of money (or Shares with a Fair Market Value equivalent to such amount) equal to the dividends paid from time to time on the number of Common Shares that would become payable upon vesting of a Performance Share Award but such dividend equivalents shall be paid only to the extent performance objectives are achieved. Prior to the issuance of Shares, Performance Share Awards may not be sold, transferred, pledged, assigned or otherwise encumbered.

(d) Performance-Based Compensation. The Committee may designate Performance Share Awards as being “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code. Such Awards shall be automatically amended or modified to comply with amendments to Section 162 of the Code to the extent applicable, unless the Committee indicates a contrary intention.

9.5 Time Vesting of Performance Share Awards. Performance Share Awards, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant, subject to the restrictions on time Vesting set forth in this Section. If the Committee provides that any Performance Shares become Vested over time (accelerated by a performance component), the Committee may waive or accelerate such Vesting provisions at any time, subject to the restrictions on time Vesting set forth in this Section.

9.6 Special Limitations on Performance Share Awards. Unless an Award agreement approved by the Committee provides otherwise, Performance Shares awarded under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code and all Performance Share Awards shall be construed and administered accordingly.

ARTICLE 10

Common Share Awards

10.1 Eligibility. Notwithstanding any other provision of this Plan to the contrary, a Common Share may only be granted to an employee or Eligible Director.

10.2 Terms and Conditions of Common Share Awards.

(a) Purpose. Common Shares may be granted in consideration of services rendered to the Company by employees or Eligible Directors in their capacity as Directors.

(b) Vesting. Common Shares shall be fully-vested.

ARTICLE 11

Transfers and Leaves of Absence

11.1 Transfer of Participant. For purposes of this Plan, the transfer of a participant among the Company and its Affiliates is deemed not to be a termination of employment.

11.2 Effect of Leaves of Absence. For purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment:

(a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed 90 days;

(b) a leave of absence in excess of 90 days, approved in writing by the Company, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the employee returns to work within 30 days after the end of such leave; and

(c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

ARTICLE 12

Effect of Change in Control

12.1 Change in Control Defined. “Change in Control” means the occurrence of any of the following: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group” (as such term is defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Permitted Holders; (ii) any Person or group other that the Permitted Holders is or becomes the Beneficial Owner (except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company or which is a successor to all or substantially all of the assets of the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company, then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office. Notwithstanding the foregoing, the Committee may specify a different definition of “Change in Control” as necessary to prevent adverse taxation under Section 409A of the Code.

12.2 Acceleration of Award. Except as otherwise provided in this Plan or an Award agreement, immediately upon the occurrence of a Change in Control:

(a) all outstanding Stock Options automatically become fully exercisable;

(b) all Restricted Share Awards automatically become fully Vested;

(c) subject to Section 409A of the Code, all Restricted Share Unit Awards automatically become fully Vested (or, if such Restricted Share Unit Awards are subject to performance-based restrictions, they shall become Vested on a pro-rated basis as described in Section 12.2(d)) and, to the extent Vested, convertible to Shares at the election of the holder;

(d) all participants holding Performance Share Awards become entitled to receive a partial payout in an amount which is the number of Shares which would have been earned by the participant if 100% of the performance objectives for the current Performance Period had been achieved pro-rated based on the ratio of the number of months of active employment in the Performance Period to the total number of months in the Performance Period; and

(e) Stock Appreciation Rights automatically become fully Vested and fully exercisable.

12.3 Treatment of Awards. If the Committee determines that it would not trigger adverse taxation under Section 409A of the Code, upon the occurrence of a Change in Control, the Committee may, but shall not be obligated to, (A) cancel Awards for fair value, which, in the case of Stock Options and Stock Appreciation Rights, shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options or Stock Appreciation Rights as of the date of the Change in Control) over the aggregate Exercise Price or Base Value (as applicable) of such Stock Options or Stock Appreciation Rights or (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder as determined by the Committee or (C) provide that for a period of at least

15 days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect.

ARTICLE 13

Transferability of Awards

13.1 Awards Are Non-Transferable. Except as provided in Sections 13.2 and 13.3, Awards are non-transferable and any attempts to assign, pledge, hypothecate or otherwise alienate or encumber (whether by operation of law or otherwise) any Award shall be null and void.

13.2 Inter-Vivos Exercise of Awards. During a participant’s lifetime, Awards are exercisable only by the participant or, as permitted by applicable law and notwithstanding Section 13.1 to the contrary, the participant’s guardian or other legal representative.

13.3 Limited Transferability of Certain Awards. Notwithstanding Section 13.1 to the contrary, Awards may be transferred by will and by the laws of descent and distribution. Moreover, the Committee, in its discretion, may allow at or after the time of grant the transferability of Awards which are Vested, provided that the permitted transfer is made (a) if the Award is an Incentive Stock Option, consistent with Section 422 of the Code; (b) to the Company (for example in the case of forfeiture of Restricted Shares), an Affiliate or a person acting as the agent of the foregoing or which is otherwise determined by the Committee to be in the interests of the Company; or (c) by a participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members. “Immediate Family Members” means the participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the participant arising because of a legal adoption. No transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be available to register Shares related to an Award. The Committee in its discretion may impose additional terms and conditions upon transferability.

ARTICLE 14

Amendment and Discontinuation

14.1 Amendment or Discontinuation of this Plan. The Board of Directors may amend, alter, or discontinue this Plan at any time, provided that no amendment, alteration, or discontinuance may be made:

(a) which would materially and adversely affect the rights of a participant under any Award granted prior to the date such action is adopted by the Board of Directors without the participant’s written consent thereto; and

(b) without Stockholder approval, if Stockholder approval is required under applicable laws, regulations or exchange requirements (including Section 422 of the Code with respect to ISOs, and for the purpose of qualification as “performance-based compensation” under Section 162(m) of the Code).

Notwithstanding the foregoing, this Plan may be amended without affecting participants’ consent to: (i) comply with any law; (ii) preserve any intended favorable tax effects for the Company or participants; or (iii) avoid any unintended unfavorable tax effects for the Company or participants.

14.2 Amendment of Grants. The Committee may amend, prospectively or retroactively, the terms of any outstanding Award, provided that no such amendment may be inconsistent with the terms of this Plan (specifically including the prohibition on granting Stock Options with an Exercise Price less than 100% of the Fair Market Value of the Common Shares on the Date of Grant) or would materially and adversely affect the rights of any holder without his or her written consent.

ARTICLE 15

Share Certificates

15.1 Delivery of Share Certificates. The Company is not required to issue or deliver any Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions:

(a) payment in full for the Shares and for any tax withholding;

(b) completion of any registration or other qualification of such Shares under any Federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;

(c) admission of such Shares to listing on The Nasdaq Stock Market or any stock exchange on which the Shares are listed;

(d) in the event the Shares are not registered under the Securities Act of 1933, qualification as a private placement under said Act;

(e) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable; and

(f) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable Federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company.

Notwithstanding the foregoing, with respect to any Award that is or becomes subject to Section 409A of the Code, a payment may only be delayed where the Company or any Affiliate reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable law and provided that the payment is made at the earliest date at which the Company or Affiliate reasonably anticipates that the making of the payment will not cause such violation.

15.2 Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable Federal or state securities law rules, regulations and other requirements, the rules, regulations and other requirements of The Nasdaq Stock Market or any stock exchange upon which the Shares are then-listed, and any other applicable Federal or state law and will include any restrictive legends the Committee may deem appropriate to include.

15.3 Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company or its transfer agent may use a “book entry” system in which a computerized or manual entry is made in the records of the Company or the transfer agent to evidence the issuance of such Shares. Such Company records are, absent manifest error, binding on all parties.

ARTICLE 16

Tax Withholding

16.1 In General. The Committee shall cause the Company or its Affiliate to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments incident to this Plan. The participant or other recipient shall provide the Committee with such Stock Powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.

16.2 Delivery of Withholding Proceeds. The Company or its Affiliate shall deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority.

ARTICLE 17

General Provisions

17.1 No Implied Rights to Awards, Employment or Directorship. No potential participant has any claim or right to be granted an Award under this Plan, and there is no obligation of uniformity of treatment of participants under this Plan. Neither this Plan nor any Award thereunder shall be construed as giving any individual any right to continued employment or continued directorship with the Company or any Affiliate. The Plan does not constitute a contract of employment or for services, and the Company and each Affiliate expressly reserve the right at any time to terminate employees or service providers free from liability, or any claim, under this Plan, except as may be specifically provided in this Plan or in an Award agreement.

17.2 Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

17.3 Rule 16b-3 Compliance. The Plan is intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”). All transactions involving any participant subject to Section 16(b) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

17.4 Code Section 162(m) Compliance. The Plan is intended to comply with all applicable requirements of Section 162(m) of the Code with respect to “performance-based compensation” for Section 162(m) Persons. Unless the Committee expressly determines otherwise, any provision of this Plan that is contrary to such requirements does not apply to such “performance-based compensation.”

17.5 Compliance with Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

ARTICLE 18

18.1 Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Governing Law. This Plan and all Award agreements pursuant thereto are construed in accordance with and governed by the internal laws of the State of Delaware. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

ARTICLE 19

Effective Date; Expiration

19.1 Effective Date. The effective date of this Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan is the date on which the stockholders of the Company approve it at a duly held stockholders’ meeting. No Awards may be granted under this Plan after the tenth anniversary of ~~such date~~May 19, 2009 (the date on which stockholders originally approved the Chart Industries, Inc. 2009 Omnibus Equity Plan), but Awards granted before such tenth anniversary may remain outstanding under this Plan until they expire according to their terms and the other terms of this Plan.

ATTN: CORPORATE SECRETARY ONE INFINITY CORPORATE CENTRE DRIVE SUITE 300 GARFIELD HEIGHTS, OH 44125

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Chart Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M44122-P21261 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CHART INDUSTRIES, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Vote on Directors		All	All	Except
(1)	Election of the following nominees to serve on the Board of Directors of the Company:		☐	☐	☐
Nominees:
	01) Samuel F. Thomas 02) W. Douglas Brown 03) Richard E. Goodrich 04) Steven W. Krablin	05) Michael W. Press 06) James M. Tidwell 07) Thomas L. Williams

	Vote on Proposals						For	Against	Abstain

(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.						☐	☐	☐

(3)	Approval, on an advisory basis, of the Company’s executive compensation.						☐	☐	☐

(4)	Approval and adoption of the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan.						☐	☐	☐

In their discretion to act on any other matters that may properly come before the meeting.

The Board of Directors recommends you vote “FOR” the nominees and “FOR” proposals (2), (3) and (4) above.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)	Date

    YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual

Meeting of Stockholders, you can be sure the shares of

Common Stock are represented at the meeting by

promptly returning the proxy in the enclosed envelope.

(Continued from reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 24, 2012:

The Proxy Statement and Annual Report are available at www.chartindustries.com/proxy2012

ä    If you have not voted via the Internet or telephone, please fold and detach card at

perforation and return the bottom portion in the enclosed envelope.    ä

M44123-P21261

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — —

CHART INDUSTRIES, INC. PROXY FOR COMMON STOCK Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 24, 2012

The undersigned hereby (i) appoints Michael F. Biehl and Matthew J. Klaben, and each of them, his true and lawful agents and proxy holders with full power of substitution in each to appear and vote all of the Common Stock of Chart Industries, Inc. (the “Company”) that the undersigned will be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at One Infinity Corporate Centre Drive, 1st Floor, Garfield Heights, Ohio 44125-5370 on May 24, 2012 at 9:00 a.m., Eastern Time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Stock of the Company represented by this proxy as indicated on the reverse side.

The shares of Common Stock represented by this proxy will be voted as indicated in the spaces on the reverse. To the extent that no directions are given with respect to a proposal on the reverse, the shares of Common Stock represented by this proxy will be voted “FOR” the election of the seven nominees to serve on the Board of Directors, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” the approval, on an advisory basis, of the Company’s executive compensation and “FOR” the approval and adoption of the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan. The shares of Common Stock represented by this proxy will be voted in the discretion of the proxy holders on all other matters properly brought before the Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The proxy holders cannot vote the shares of Common Stock unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.